UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SIERRA HEALTH SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 15645
Las Vegas, Nevada 89114-5645

April 14, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Sierra Health Services, Inc., which will be held on Tuesday, May 23, 2006, at 10:00 a.m., local time, in the Chairman’s Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada.

The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and Directors.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke the proxy at any time prior to voting, or vote your shares personally if you attend the meeting. We look forward to seeing you.

Sincerely,

Anthony M. Marlon, M.D.
Chairman of the Board and Chief Executive Officer and President

SIERRA HEALTH SERVICES, INC.

P.O. Box 15645
Las Vegas, Nevada 89114-5645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 23, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Health Services, Inc., a Nevada corporation (the “Company”), will be held at 10:00 a.m., local time, Tuesday, May 23, 2006, in the Chairman’s Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada, for the following purposes:

1.                To elect three Directors for two-year terms and until their successors are duly elected and qualified.

2.                To approve the amended and restated Sierra Health Services, Inc. 1995 Non-Employee Directors’ Stock Plan.

3.                To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006.

4.                To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock at the close of business on March 27, 2006 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As described in the attached Proxy Statement, the Board of Directors’ nominees for election at the Annual Meeting as Directors of the Company are Albert L. Greene, Erin E. MacDonald and Charles L. Ruthe.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please fill out, sign, date and return at your earliest convenience, in the envelope provided, the enclosed proxy card which is being solicited on behalf of the Company’s Board of Directors. The proxy card shows the form in which your shares of Common Stock are registered. Your signature must be in the same form. The return of the proxy card does not affect your right to vote in person should you decide to attend the Annual Meeting. We look forward to seeing you.

By Order of the Board of Directors,

Frank E. Collins
Secretary
Las Vegas, Nevada
April 14, 2006

IMPORTANT

IN ORDER TO ENSURE THAT A QUORUM WILL BE REPRESENTED AT THE ANNUAL MEETING, WE URGE STOCKHOLDERS TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXY CARDS AS SOON AS POSSIBLE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE ANNUAL MEETING.

SIERRA HEALTH SERVICES, INC.

P.O. Box 15645
Las Vegas, Nevada 89114-5645

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
ON TUESDAY, MAY 23, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sierra Health Services, Inc., a Nevada corporation, for use at the 2006 Annual Meeting of Stockholders of the Company (the “2006 Annual Meeting”) to be held at 10:00 a.m., local time, on Tuesday, May 23, 2006, in the Chairman’s Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent to the Company’s stockholders is April 14, 2006.

All information in this Proxy Statement regarding shares of the Company’s Common Stock (“Common Stock”), par value $.005 per share, and related information has been adjusted to reflect the two-for-one split of the Common Stock that was effective December 30, 2005.

VOTING OF PROXY; REVOCATION

A proxy in the accompanying form that is properly executed, returned, and not subsequently revoked will be voted in accordance with the instructions contained thereon. If no instructions are given with respect to the matters to be acted on, proxies will be voted as follows: (i) for the election of the three nominees described herein, (ii) for the amendment and restatement of the Company’s 1995 Non-Employee Directors’ Stock Plan, (iii) for the ratification of the appointment of Deloitte & Touche LLP as independent auditors and (iv) otherwise in accordance with the best judgment of the person or persons voting the proxy on any other matter properly brought before the 2006 Annual Meeting. See “Other Matters.”  Any stockholder who signs and returns the proxy may revoke it at any time before it is exercised by (i) delivering written notice to the Secretary of the Company of its revocation, (ii) executing and delivering to the Secretary of the Company a later dated proxy or (iii) by appearing in person at the 2006 Annual Meeting and expressing a desire to vote his or her shares in person.

EXPENSES OF SOLICITATION

The expenses of the preparation of proxy materials and the solicitation of proxies for the 2006 Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by Directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. The Altman Group, Inc. has been engaged by the Company to assist in the solicitation of proxies for a fee of $4,000 plus their costs and expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of the Company’s Common Stock.

VOTING SECURITIES

Holders of the Company’s Common Stock, par value $.005 per share, as of the close of business on March 27, 2006 will be entitled to notice of, and to vote at, the 2006 Annual Meeting or any adjournments thereof. On that date, there were 56,232,073 shares of Common Stock outstanding, the holders of which are entitled to one vote for each share registered in their names with respect to each matter to be voted on at the 2006 Annual Meeting, except as described below for the election of Directors. The presence in person or by proxy (regardless of whether the proxy has authority to vote on all matters) of the holders of record of shares representing a majority of the total issued and outstanding shares of Common Stock as of March 27, 2006 will constitute a quorum at the 2006 Annual Meeting.

Stockholders are entitled to vote cumulatively for the election of Directors if any stockholder gives written notice to the President or Secretary of the Company not less than 48 hours before the 2006 Annual Meeting that such stockholder desires the voting for the election of Directors be cumulative. If cumulative voting is so invoked, each stockholder is entitled to the number of votes equal to the number of shares held by such stockholder multiplied by the number of Directors to be elected, and may cast all such votes for one nominee or distribute them among the nominees. Discretionary authority is being sought by the proxy holders to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked.

Assuming that a quorum is present at the 2006 Annual Meeting, Directors will be elected by a plurality of the votes cast at the 2006 Annual Meeting by holders of shares of Common Stock present in person or represented by proxy. Approval of other items at the 2006 Annual Meeting requires that the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. In addition, the total votes cast (for and against) on the proposal relating to the amendment and restatement of the 1995 Non-Employee Directors’ Stock Plan must represent over 50% in interest of all Common Stock entitled to vote on the proposal. Withholding authority to vote for Directors and broker non-votes will not affect the election of Directors. Abstentions and broker non-votes will not affect whether a proposal received the affirmative vote of a majority of the votes cast, but may affect whether the total votes cast on a proposal represent over 50% in interest of all Common Stock entitled to vote thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 27, 2006 (except as otherwise noted in the footnotes below) by (1) each of the executives named in the Summary Compensation Table set forth under “Compensation of Executive Officers,” (2) each Director and nominee of the Company, (3) all current Directors, nominees and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock. Subject to applicable community property and similar statutes, and except as otherwise noted in the footnotes below, each of the following persons has sole voting and dispositive power with respect to the shares that he or she beneficially owns. Except as noted below, the address of all stockholders, Directors, executive officers and nominees identified in the table and accompanying footnotes below is in care of the Company’s principal executive offices.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
Anthony M. Marlon, M.D.	4,481,624	(1)	7.95%
Jonathon W. Bunker	92,906	(2)	*
Frank E. Collins	181,047	(3)	*
Laurence S. Howard	32,864	(4)	*
Paul H. Palmer	53,629	(5)	*
Albert L. Greene	55,576	(6)	*
Thomas Y. Hartley	6,000		*
Michael E. Luce	11,000	(7)	*
Erin E. MacDonald	703,642	(8)	1.25%
William J. Raggio	84,570	(9)	*
Charles L. Ruthe	56,900	(10)	*
Anthony L. Watson	63,330	(11)	*
All Directors and Executive Officers as a Group (15 persons)	5,915,342	(12)	10.40%
Barclays Global Investors, N.A.	7,363,937	(13)	13.10%
FMR Corporation	4,923,160	(14)	8.76%
Putnam, LLC dba Putnam Investments	4,572,512	(15)	8.13%

*                    Indicates beneficial ownership of less than 1%.

(1)          Includes 133,544 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options. Also includes (i) 212,830 shares held indirectly through investment allocation in the Company’s 401(k) Plan, (ii) 3,826,954 shares held indirectly through four trusts established by Dr. Marlon and his wife, (iii) 3,000 shares held indirectly through a limited partnership (the “Partnership”), and (iv) 305,296 shares held indirectly by the AMM&RM Family Limited Partnership (“ARFLP”). Dr. Marlon may be deemed to have or share voting power and/or dispositive power over the shares held by the four trusts and, therefore, to have beneficial ownership with respect to such shares. Dr. Marlon, as managing general partner of the Partnership, has sole voting and dispositive power over the shares held by the Partnership. Dr. Marlon, as a general partner of ARFLP, may be deemed to have or share voting and/or dispositive power over the shares held by ARFLP (a limited partnership of which Dr. Marlon, his wife, and a trust for the benefit of Jeannine A. Zeller, Dr. Marlon’s daughter, are general and/or limited partners). Dr. Marlon disclaims beneficial ownership as to the shares held by the four trusts, other than the 1,439,630 shares held by the Marlon Family Trust (a revocable trust of which he is a trustee) and the shares held by ARFLP. Dr. Marlon’s beneficial ownership does not include 566,520 shares held in five trusts for the benefit of family members, the trustee of each of which is Erin E. MacDonald (see Note 8 below). Dr. Marlon’s beneficial ownership also does not include 128,000 shares deliverable in the future in settlement of restricted stock units (“RSUs”), which do not constitute beneficial ownership because the RSUs cannot be settled currently or within 60 days after March 27, 2006.

(2)          Includes 62,416 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options. Mr. Bunker’s beneficial ownership does not include 96,000 shares deliverable in the future in settlement of RSUs.

(3)          Includes 71,832 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options. Mr. Collins’ beneficial ownership does not include 64,000 shares deliverable in the future in settlement of RSUs.

(4)          Includes 11,250 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options.

(5)          Includes 44,150 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options. Mr. Palmer’s beneficial ownership does not include 64,000 shares deliverable in the future in settlement of RSUs.

(6)          Includes 48,200 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options.

(7)          Includes 9,000 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options.

(8)          Includes 96,582 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options, and 566,520 shares held in five trusts for the benefit of Dr. Marlon’s family members, of which Ms. MacDonald is the trustee. The share number for Ms. MacDonald does not include 3,826,954 shares held in four trusts established by Dr. Marlon and his wife, as to which Ms. MacDonald serves as a trustee (these 3,826,954 shares are included in Dr. Marlon’s beneficial ownership as shown in the Table; see Note 1 above). Ms. MacDonald’s beneficial ownership does not include 54,000 shares deliverable in the future in settlement of RSUs.

(9)          Includes 27,000 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options.

(10)   Includes 44,000 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options.

(11)   Includes 63,000 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options.

(12)   Includes 659,390 shares that can be acquired within 60 days of March 27, 2006, upon the exercise of stock options. This total does not include 406,000 shares deliverable in the future in settlement of RSUs.

(13)   This information is derived from this stockholder’s Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 10, 2006, reporting the number of shares beneficially owned at January 31, 2006. The business address of Barclays Global Investors, N.A., (“Barclays”) is 45 Fremont Street, San Francisco, CA 94105. Barclays filed the Schedule 13G together with two apparently affiliated companies, indicating that two of the filing entities are banks and one is a registered investment advisor, and reporting that Barclays and the affiliated companies together had sole voting power over 6,595,896 shares and sole dispositive power over 7,363,937 shares. Barclays had sole voting power over 5,007,952 shares and sole dispositive power over 5,761,294 shares.

(14)   This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 14, 2006, reporting the number of shares beneficially owned at December 31, 2005. The business address of FMR Corp. (“FMR”) is 82 Devonshire Street, Boston, Massachusetts 02109. FMR filed the Schedule 13G together with Edward C. Johnson, 3d, Chairman and a principal stockholder of FMR. This Schedule 13G reported that FMR had sole voting power over 1,106,620 shares, Mr. Johnson had sole voting power over 220,400 shares, and that FMR and Mr. Johnson had sole dispositive power over 4,923,160 shares. It reported that FMR’s wholly owned subsidiary, Fidelity Management & Research Company (“Fidelity”), a registered investment advisor, beneficially owned 4,235,560 shares of Common Stock, as a result of acting as investment adviser to various registered investment companies (the “Funds”). Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Funds. The reported beneficial ownership includes 449,400 shares beneficially owned by Fidelity International Limited (“FIL”), a partnership as to which Mr. Johnson and his family own voting stock representing 38% of the total voting power. The Schedule 13G states that FMR and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals, so that FMR should not be deemed to beneficially own the shares beneficially owned by FIL. The FIL shares are included in FMR’s beneficial ownership on a voluntary reporting basis.

(15)   This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 10, 2006, reporting the number of shares beneficially owned at an unspecified date. The business address of Putnam, LLC dba Putnam Investments (“Putnam”) is One Post Office Square, Boston, MA 02109. Putnam, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), filed the Schedule 13G on behalf of itself and its parent, MMC, and two of its wholly-owned subsidiaries:  Putnam Investment Management, LLC (“PIM”), which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC (“PAC”), which is the investment adviser to Putnam’s institutional clients. Putnam reported having shared voting power over 296,800 shares and shared dispositive power over 4,572,512 shares. PIM reported having shared voting power over 19,200 shares and shared dispositive power over 3,985,712 shares. As an investment manager, PIM has dispositive power over the shares, but the trustees of the mutual funds PIM advises have voting power over the shares held by each fund. PAC reported beneficial ownership of less than 5% of the outstanding Common Stock, and MMC reported beneficial ownership of no shares of Common Stock.

ITEM NO. 1—ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated Albert L. Greene, Erin E. MacDonald and Charles L. Ruthe for re-election as members of the Board of Directors, to serve for two-year terms and until their successors are duly elected and qualified. Each of the nominees has consented to being named herein and to serve if elected. The Company does not know of anything that would preclude any nominee from serving if elected. If any nominee becomes unable to stand for election as a Director at the meeting, an event not now anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. The identity and a brief biography of each nominee for Director and each continuing Director is set forth below. The proxy holders named on the accompanying proxy card intend to vote the shares represented by each proxy authorizing votes for these nominees in favor of the nominees, and if cumulative voting is invoked, to distribute, in such proportion as they see fit, the votes represented by each such share among the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

William J. Raggio will retire at the time of the 2006 Annual Meeting, under the Company’s mandatory retirement policy. Mr. Raggio has served as a Director of the Company since 1984. The Board of Directors extends its sincere appreciation to Mr. Raggio for his dedicated service to the Company and its stockholders, which has contributed greatly to our success.

NOMINEES FOR ELECTION AS DIRECTORS

For Terms Expiring in 2008

Albert L. Greene, 56, has been a Director of the Company since August 10, 2000. He is currently Chief Executive Officer of Valley Presbyterian Hospital in Van Nuys, California, a position he accepted in March 2006. Since November 1, 2005, he has also been a Managing Partner of Radius Healthcare Management Group, a hospital turnaround and management company. From January 2002 through October 2005, he served as Chief Executive Officer of Hollywood Presbyterian Medical Center, formerly known as Queen of Angels-Hollywood Presbyterian Medical Center, in Los Angeles, California. From 1998 to 2001, he served as Chairman of the Board and Chief Executive Officer of HealthCentral.com, a provider of healthcare e-commerce to consumers through a network of sites on the Internet. He also served as President of HealthCentral.com from July 1998 to November 2000. In October 2001, HealthCentral.com and its wholly-owned subsidiaries filed voluntary petitions for protection under the U.S. Bankruptcy Code. From May 1990 to February 1998, Mr. Greene served as President of Alta Bates Medical Center, a hospital in Berkeley, California. From January 1996 to July 1998, Mr. Greene simultaneously served as Chief Executive Officer of the East Bay Service Area of Sutter Health, a healthcare provider. Mr. Greene received a B.A. in Psychology from Ithaca College and an M.H.A. in Hospital Administration from the University of Michigan.

Erin E. MacDonald, 58, was a Director of the Company from 1992 to December 31, 2000 and was re-elected to the Board in May 2001. On February 9, 2001, Ms. MacDonald resigned her position as President and Chief Operating Officer of the Company and took a partial retirement. She remains with the Company on a part-time basis as its Chief of Staff. She was Senior Vice President of Operations of the Company from the end of 1992 until 1994, at which time she assumed the position of President and Chief Operating Officer. Ms. MacDonald has also served the Company in other capacities, including as Vice President of HMO Operations from 1984 to 1990; Vice President of HMO and Insurance Operations from 1990 to 1992; President of one of the Company’s HMO subsidiaries, Health Plan of Nevada, Inc. (“HPN”) from 1985 to 1992; President of Sierra Health and Life Insurance Company, Inc. (“SHL”), one of the Company’s insurance subsidiaries, from 1990 to 1992; and Director of the Company’s northern Nevada HMO from 1983 to 1984. From 1980 to 1983, Ms. MacDonald was the Operations Manager of the Company’s predecessor physician group. From 1995 to December 2000, Ms. MacDonald was a Director of CII Financial, Inc. (“CII”), a wholly-owned subsidiary of the Company.

Charles L. Ruthe, 71, has been a Director of the Company and Chairman of the Board of Directors of HPN since 1984. He was also a member of the Board of Directors of one of the Company’s predecessors. Mr. Ruthe has been the owner since 1975 of Charles L. Ruthe and Associates, Inc., a real estate brokerage firm in Las Vegas, Nevada, and served as its President until 1988, at which time he assumed the position of Chairman of the Board. Mr. Ruthe held the position of Consultant to Boyd Gaming Corporation, a corporation which operates several Nevada hotel/casinos, from January 1997 to June 1999. From 1988 through 1996, he served as President and a Director of Boyd Gaming Corporation. From 1996 through 1999, he served as President and a Director of Boyd Development Corporation, a subsidiary of Boyd Gaming Corporation. He was a Director of First Interstate Bank of Nevada from 1979 to 1983, Vice Chairman of the Board of Directors of First Western Financial Corporation, the parent company of a savings and loan company, from 1985 to 1991, and was President of the Nevada State Chamber of Commerce in 1977. Mr. Ruthe served on the Board of Directors of Pioneer Citizens Bank of Nevada from January 1998 to November 1999.

The Board of Directors recommends that the Company’s stockholders vote FOR the election of Albert L. Greene, Erin E. MacDonald and Charles L. Ruthe as Directors of the Company.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING

Thomas Y. Hartley, 72, has been a Director of the Company since 1992. Mr. Hartley has been Chairman of the Board of Southwest Gas Corporation since 1997 and has been on its Board of Directors since 1991. He is currently a Director on the Board of Medicor, Ltd. He served on the Board of Directors of Ameritrade Holdings Corporation from November 1996 to September 2002 and on the Board of Directors of the Rio Suite Hotel & Casino, Inc. from 1990 to 1998. Mr. Hartley was associated with Deloitte Haskins & Sells (now Deloitte & Touche LLP) from 1959 until his retirement in 1988 as area managing partner in charge of Las Vegas, Reno, Phoenix and Tucson. Mr. Hartley, who obtained his degree in business from Ohio University, is a certified public accountant. He is active in many Las Vegas civic and charitable organizations.

Michael E. Luce, 55, has been a Director of the Company since August 10, 2000. Mr. Luce is currently President of the Walters Group, a Las Vegas-based holding company for diversified investments and business ventures in the areas of real estate and recreation. From 1991 to 1997, Mr. Luce was the Director of Finance for Bigelow Companies. Between 1985 and 1991, Mr. Luce was engaged in financial consulting and development in Nevada, Idaho and Hawaii. From 1981 to 1985, he was Vice President of Commercial Lending at Idaho Bank and Trust and from 1972 to 1981 he was a Commercial Loan Officer of First National Bank of Nevada in Reno, Nevada. Mr. Luce received a B.S. in Business Administration from the University of Nevada, Reno.

Anthony M. Marlon, M.D., 63, has been the Chief Executive Officer and a Director of the Company since its inception in 1984. In 2001, in connection with Erin MacDonald relinquishing her post as President and Chief Operating Officer, Dr. Marlon assumed the role of President and a large portion of Ms. MacDonald’s responsibilities. Dr. Marlon also served as President until 1994 and held similar executive positions with several of the Company’s predecessors dating back to 1972, the year of inception of the Company’s predecessor physician group. In those capacities, he organized and managed the Company’s predecessor physician group, ambulatory surgical facility, management company and HPN. Dr. Marlon has served on the board of the American Association of Health Plans since 1997. Dr. Marlon has served as Associate Professor of Medicine at the University of Nevada School of Medical Sciences since 1975 and held positions as Chief, Division of Cardiology, and Medical Director, Cardiac Rehabilitation, of University Medical Center of Southern Nevada from 1972 to 1985; Clinical Associate of the Department of Medicine at the University of Arizona from 1973 to 1979; and Clinical Associate Professor, Department of Medicine, Tulane University, New Orleans, from 1973 to 1977. Dr. Marlon is a board-certified specialist in internal medicine and cardiovascular diseases. In 1967, Dr. Marlon received his M.D. from State University of New York and completed his internship, residency and cardiology fellowship at Stanford University. In 1986, Dr. Marlon was appointed to the Federal Task Force on Long Term Health Care Policies by Dr. Otis R. Bowen, then Secretary of Health and Human Services. In July 1988, Dr. Marlon was appointed to the Board of Trustees of the Nevada Development Authority, a non-profit organization dedicated to the expansion and diversification of the southern Nevada business community.

Anthony L. Watson, 65, has been a Director of the Company since March 1, 2000. He has been Chairman and Chief Executive Officer of the HIP Health Plan of New York (“HIP”) since 1991, and was the Executive Vice President of HIP from 1985 to 1990. In June 2000, Mr. Watson was named Chairman of the American Association of Health Plans and served in this position until January 2002. From 1966 to 1970, he was Supervising Public Health Advisor at the Center for Disease Control of the United States Department of Health, Education and Welfare. From 1970 to 1976, he was Deputy Director of the New York City Comprehensive Health Planning Agency. From 1976 to 1985, he was the executive Director of the Health Systems Agency of New York City. From 1972 to 1974, he also was an instructor in health planning at the Herbert J. Lehman College of the City of New York. Mr. Watson is currently Chairman of the HIP Foundation, which provides overall strategic direction for the HIP system. In 1999, Mr. Watson was named by President Clinton to serve as a member of the National Bipartisan Commission on the Future of Medicare. Mr. Watson served as Chairman of the Board of Directors of HIP Health Plan of New Jersey from 1995 to 1999.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are appointed annually by the Board of Directors of the Company and serve at the discretion of the Board. The current executive officers of the Company, other than Dr. Marlon (who is described above), their respective ages and positions, and certain other information with respect to each of them, are set forth below:

Name	Age	Position
Jonathon W. Bunker	47	Senior Vice President, Managed Healthcare Division
Frank E. Collins	52	Senior Vice President, Legal and Administration and Secretary
William R. Godfrey	61	Executive Vice President, Administrative Services
Laurence S. Howard	50	Senior Vice President, Program Office
Michael A. Montalvo	61	Vice President, Customer Service
Paul H. Palmer	45	Senior Vice President, Chief Financial Officer and Treasurer
Marie H. Soldo	65	Executive Vice President, Government Affairs and Special Projects

Jonathon W. Bunker joined the Company in 1996 as Vice President, HMO and Insurance Operations and serves as President of HPN and SHL. In January 1997, as the result of an acquisition made by the Company, Mr. Bunker became President of Prime Holdings, Inc., as well as President of its four subsidiaries: Med One Health Plan, COU, Inc. (formerly M.E.G.A., Inc.), Prime Health, Inc. and Elias F. Ghanem, Ltd. Mr. Bunker served as President of Family Health Care Services, Family Home Hospice, Inc. and Sierra Home Medical Products, Inc. from February 1998 to February 2000. In March 2000, Mr. Bunker was appointed Senior Vice President, Managed Healthcare Division, which encompasses all of Sierra’s managed health care and group practice management operations, including responsibility for sales and marketing. Prior to joining the Company, he served as Vice President of John Alden Horizon Health from 1989 to 1996 and Vice President of Prime Health from 1988 to 1989. From 1984 to 1988, Mr. Bunker was Vice President of SHL. From 1982 to 1984, he was a Staff Accountant with Deloitte Haskins & Sells (now Deloitte & Touche LLP). Mr. Bunker received his degree in accounting from Utah State University.

Frank E. Collins joined the Company in 1986 as General Counsel and Secretary. In 1997, he was also appointed Executive Vice President. In 2001, in connection with the increased responsibilities he assumed as a result of Ms. MacDonald’s partial retirement, he was promoted to the position of Senior Vice President, Legal and Administration and Secretary. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctor from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

William R. Godfrey was Vice President of Health Delivery Finance with the Company when it began operations in 1984. He currently serves as Executive Vice President of Administrative Services and is responsible for directing the Company’s facilities and print-shop activities. In addition, Mr. Godfrey is responsible for overseeing all property development and construction as well as all commercial leasing for the Company and its subsidiaries. He previously served as the Controller of the Company’s predecessor physician group from 1974 to 1984. Mr. Godfrey received a B.S. from the U.S. Air Force Academy and a Masters of Science and Engineering from Arizona State University.

Laurence S. Howard joined the Company in 1986 as HMO Project Manager. From 1986 to 1987, he also served as Director of Operations for HPN. His other positions with the Company have been as Vice President and Chief Operating Officer of HPN and SHL from 1987 to 1990; Assistant Vice President, HMO and Insurance Operations, from 1990 to 1992; President of HPN and SHL from 1992 to 1996 as well as Vice President of HMO and Insurance Operations and President of Texas Health Choice, L.C. from

1997 to 1999. From 1996 to February 2000, Mr. Howard served as Senior Vice President of HMO and Insurance Operations. In March 2000, Mr. Howard was appointed Senior Vice President, Program Office.

Michael A. Montalvo joined the Company as Vice President of Marketing and Sales in 1993. In March 2000, Mr. Montalvo was appointed Vice President of Customer Service, which includes the day-to-day management of claims, member and group services and customer complaint resolutions. Prior to joining the Company, he held several positions, including Sales Director for The Travelers, an insurance company in southern California, from 1991 to 1993, and Senior Vice President for Managed Health Network, an employee assistance program and managed care mental health company, from 1990 to 1991. From 1986 to 1990, he was employed by Equicor, Inc., an employee benefits company, where he was in charge of the California sales and marketing efforts with respect to managed care indemnity, preferred provider organization and HMO products. From 1963 to 1986, Mr. Montalvo also held various positions with The Equitable Life Insurance Company, ultimately becoming the financial officer responsible for underwriting, contracts, proposals and management information systems for the western and west-central regions.

Paul H. Palmer joined the Company in 1993 as the Finance Director for one of the Company’s subsidiaries, Southwest Medical Associates, Inc. In 1994, he became the Assistant Vice President and Corporate Controller of the Company. In April 1998, Mr. Palmer was appointed Vice President, Finance, Acting Chief Financial Officer and Treasurer of the Company. In November 1998, he became the Chief Financial Officer and in May 2002, he was appointed Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Palmer was a Manager at Deloitte & Touche LLP, where he worked from 1988 to 1993. Mr. Palmer received a Masters Degree in Business Administration and a Masters of Accountancy from Brigham Young University and is a certified public accountant.

Marie H. Soldo joined the Company in 1984 as Vice President of Planning and Development. In 1988, she was appointed Vice President of Government Affairs and Special Projects and in 1997, she was appointed Executive Vice President of Government Affairs and Special Projects. From 1981 to 1984, Ms. Soldo was a Branch Chief in the Division of Qualification, Office of Health Maintenance Organizations, U.S. Department of Health and Human Services in Rockville, Maryland. Her responsibilities included evaluating applications for HMO qualification and directing the development of qualification standards for HMO and other health plans seeking contracts with the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration). From 1978 to 1981, Ms. Soldo was a Regional HMO Program Consultant for the U.S. Department of Health and Human Services in San Francisco, California, where she was responsible for promoting HMO development, monitoring operations and funding developing HMOs in the region.

CORPORATE GOVERNANCE

The Company’s business is managed under the direction of the Board of Directors, in accordance with the corporation law of the State of Nevada and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Documents Establishing Our Corporate Governance

The Company has adopted a number of key documents that are the foundation of its corporate governance:

•       Corporate Governance Guidelines

•       Code of Ethics

•       Code of Ethics for Directors

•       Code of Conduct for Chief Executive Officer and Senior Financial Officers

•       Audit Committee Charter (a copy of the Charter is attached to this Proxy Statement)

•       Nominating and Governance Committee Charter

•       Compensation Committee Charter

These documents and other important information on our governance are posted in the “Investors” section of the Sierra Health Services, Inc. website, and may be viewed at http://www.sierrahealth.com. We will also provide any of these documents in print to a stockholder who requests it. You may direct your request to the Senior Vice President, Legal and Administration, Sierra Health Services, Inc., P. O. Box 15645, Las Vegas, Nevada 89114-5645.

The Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The Board’s Corporate Governance Guidelines address a number of important governance issues such as:

•       Selection and monitoring of the performance of senior management;

•       Succession planning for senior management;

•       Qualifications for Board membership, including mandatory retirement for Board members upon completion of a term after attaining age 78;

•       Functioning of the Board, including the requirement for meetings of the independent Directors; and

•       Standards and procedures for determining independence of Directors.

The Board believes that the Corporate Governance Guidelines and other governance documents meet current requirements and reflect a high standard of corporate governance.

Independence of Directors

The foundation for the Company’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. The Board of Directors has adopted the following statement as of March 14, 2006:

“We have determined that the following Sierra Health Services, Inc. Directors are currently independent: Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson. Our determination of “independence” means that we find that each of those Directors has no material relationship with Sierra, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Those Directors meet the objective, categorical standards of independence set forth in our Corporate Governance Guidelines, except Mr. Raggio, as to whom we have considered his financial and business relationship to his law firm, and its engagement by the Company, and concluded that those circumstances would not impair him in the exercise of his fiduciary duty of loyalty. Regarding Directors who serve as members of the Audit Committee, we find that each Director meets an additional high standard of independence, in that each of them has not, other than in his or her capacity as a member of the Board or Board committee, accepted directly or indirectly any consulting, advisory or compensatory fee from, or been an affiliated person of, Sierra Health Services, Inc. or any of its subsidiaries.”

The Board made its determination of independence in accordance with its Corporate Governance Guidelines, which specify standards and a process for evaluating Director independence. The Guidelines provide:

•       A Director cannot be independent if he or she fails to meet the objective requirements as to “independence” under the New York Stock Exchange (“NYSE”) listing standards.

•       If a Director meets the objective NYSE standards, he or she will be deemed independent, absent unusual circumstances, if in the current year and the past three years the Director has had no related-party transaction or relationship with the Company or an “interlocking” relationship with another entity triggering disclosure under the SEC disclosure rules (such disclosure is required in the Company’s proxy statements).

•       If a Director who meets the objective NYSE independence requirements has had a disclosable transaction or relationship, or if the Nominating and Governance Committee or the Senior Vice President, Legal and Administration request that the Board consider any other circumstances in determining the Director’s independence, the Board will make a subjective determination of independence.

The independence of Audit Committee members is determined in accordance with the higher applicable standards, referred to by the Board in its statement above.

Attached to this Proxy Statement as Appendix A is an excerpt from the Company’s Corporate Governance Guidelines containing the categorical standards by which the Board determines “independence,” other than the objective requirements under the NYSE listing standards.

To promote open discussion among the independent Directors, those Directors have met and will meet in 2006 in regularly scheduled executive sessions without management participation. Mr. Hartley serves as the Lead Director for purposes of these meetings.

Board of Directors

In accordance with the Bylaws, the Board of Directors has specified that the number of Directors will be reduced from eight to seven at the conclusion of the 2006 Annual Meeting with the retirement of William J. Raggio. The Bylaws of the Company provide for two classes of Directors, as nearly equal in number as possible, with each class serving for a term of two years. At the 2006 Annual Meeting, the terms of Albert L. Greene, Erin E. MacDonald, Charles L. Ruthe and William J. Raggio will expire. Mr. Raggio is retiring from the Board of Directors, pursuant to Article III, Section 3.02, of the Company’s Bylaws, which states that no Director will be eligible to be elected to the Board after reaching the age of 78.

During the fiscal year ended December 31, 2005, the full Board of Directors held four meetings and the Independent Directors held one meeting. Each Director attended at least 94% of the aggregate of all meetings of the Board of Directors and meetings of committees of which the Director was a member with the exception of Mr. Watson, who, due to illness, attended 69% of the aggregate of all meetings.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, which held seven meetings during the fiscal year ended December 31, 2005. The current members of the Audit Committee are Messrs. Greene, Hartley, Luce, Ruthe and Watson. The Audit Committee is governed by a written charter, which is approved and annually adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended March 14, 2006, is attached to this Proxy Statement as Appendix B. As stated above, the Board of Directors has determined that, since the NYSE independence requirements became effective at the time of the Company’s 2004 Annual Meeting of Stockholders, the current members of the Audit Committee have met all applicable independence requirements, and that Mr. Hartley fulfills the requirements for being the Audit Committee financial expert. The principal functions of the Audit Committee are to 1) monitor the integrity of the Company’s financial reporting process; 2) review with management and the Company’s independent registered public accounting firm the scope, procedures and results of the various audits conducted during the year and related management policies; 3) discuss with management and the Company’s independent registered public accounting firm the Company’s annual financial statements;

4) approve fees paid to and the scope of services provided by the Company’s independent registered public accounting firm; and 5) monitor the independence and performance of the Company’s independent registered public accounting firm and internal audit department. In addition, the Audit Committee reviews the scope of work and findings of the Company’s internal audit department. The Audit Committee is the principal liaison between the Board of Directors and the Company’s independent registered public accounting firm.

The Board has a Compensation Committee and subcommittee, which held two meetings during the fiscal year ended December 31, 2005. For 2005, the members of the Company’s Compensation Committee were Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson, each of whom is an independent Director. The members of the subcommittee of the Compensation Committee, which made determinations regarding compensation intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code, were Messrs. Greene, Hartley, Luce, Ruthe and Watson. The principal function of the Compensation Committee is to make recommendations concerning compensation of the Company’s executive officers and the Company’s compensation programs, including the Company’s 1995 Long-Term Incentive Plan, the 1985 Employee Stock Purchase Plan and other bonus, benefit and incentive plans.

The Board has a Nominating and Governance Committee, which held three meetings during 2005. For 2005, the members of the Company’s Nominating and Governance Committee were Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson, each of whom is an independent Director. The function of the Nominating and Governance Committee is to identify individuals who are qualified to become Board members, and recommend their nomination to the Board of Directors and to develop and recommend to the Board corporate governance guidelines, standards of conduct, and related policies, and monitor compliance with corporate governance requirements applicable to the Company.

The Charter of the Nominating and Governance Committee sets out criteria for the Committee to consider in evaluating candidates for election as Directors, which may be summarized as follows:

•       The candidate’s experience, education, expertise and skill, including in the areas of healthcare, finance and accounting, and how this experience could help the Board perform its functions and add to the diversity of viewpoints and wealth of knowledge of the Board;

•       The candidate’s independence, in the case of a non-employee Director Board seat;

•       The candidate’s commitment and ability to devote the time and effort necessary to serve;

•       The candidate’s character, judgment and reputation, and current and past affiliations, befitting a Director of a publicly-held company; and

•       In the case of an incumbent Director, his or her effectiveness in serving on the Board.

The Committee makes recommendations to the Board regarding the election or re-election of Directors in advance of each annual meeting, and at other times as vacancies may arise. The Committee considers candidates for Board membership suggested by its members, other Board members, management and stockholders. In 2004, the Nominating and Governance Committee adopted a policy governing the nominations process, which in summary provides:

•       Monitoring Board Membership.   The Committee monitors Board membership and potential vacancies, to ensure ongoing compliance with applicable independence rules and to keep the Board informed regarding issues of Board size and the need for expertise on Committees.

•       Director Qualifications.   The Committee will seek candidates to serve as Directors who meet the qualifications set out in its Charter and possess other qualifications identified by the Committee. The Committee has not established minimum qualification requirements for Directors. No limits apply to the number of boards of Directors (or board committees) a Director may serve on in addition to the Company’s Board and its committees, but the Committee assesses this as a factor in considering the candidate for nomination. No term limits will apply.

•       Incumbent Director Nominations.   Long-term service by Directors contributes to the success of the Company, as experienced Directors can be more effective, promote stability and consistent application of policies, and enhance the Board’s ability to work as a collective body. Therefore, incumbent Directors generally will be recommended for renomination if:

•        The incumbent Director has performed effectively in recent years and continues to substantially meet the qualifications for selection as Director;

•        Considering any substantial change in the Director’s personal circumstances (for example, a change of principal job responsibilities), the Director remains qualified and able to serve effectively as a Director; and

•        Continued service likely will enhance the stature and reputation of the Company.

•       Non-Incumbent Nominations.   In filling a vacancy, the Committee will:

•        Establish a search process, including determining whether to recommend appointment of an interim Director;

•        Review qualifications and determine if any special search criteria should apply;

•        Determine how the search will be conducted, including whether to use a recruitment firm;

•        Through a preliminary search, identify candidates who merit further inquiry;

•        Arrange and conduct interviews of a candidate, and invite the candidate to meet members of management; and

•        Submit its recommendation to the Board that a candidate be elected as a Director.

•       Stockholder Recommendations of Possible Candidates.   The Committee will consider recommendations made by stockholders of persons who may be Director nominees.

•        A stockholder recommendation submitted in accordance with the policy will be considered in the same manner as any other suggested candidate.

•        If at the time of submission there is no vacant Board seat and none anticipated, the recommendation will not be acted upon but will be retained and considered if a vacancy arises within six months. The existence of a recommendation will not change the standard of review of incumbent Directors.

•        A stockholder recommendation must be submitted in accordance with the following in order to be considered:

•       Timing:   For a vacancy to be filled at an Annual Meeting of Stockholders, the deadline for submission of a stockholder recommendation is 120 days before the anniversary of the mailing of the proxy statement for the latest Annual Meeting. This deadline is coordinated with the deadline imposed by the SEC for stockholder proposals and certain other stockholder actions. In case of vacancies to be filled other than at an Annual Meeting, a stockholder recommendation received less than 15 days before the Committee makes its initial review of candidates will not be timely.

•       Stockholder recommendations must be submitted in writing to the Company’s Secretary, Sierra Health Services, Inc., P. O. Box 15645, Las Vegas, Nevada 89114-5645.

•       Such a submission must include information showing that the stockholder would qualify to submit a stockholder proposal for publication in the proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, including confirmation that the stockholder has held the requisite amount of Company securities for the one-year period through the date of submission. Both the stockholder and the Company will conform to procedures under Rule 14a-8 treating the stockholder recommendation as a stockholder proposal, except that no submissions shall be made to the SEC.

•       The submission must include the following, or a reasonable, detailed explanation of why the submitting stockholder could not provide the required information:

•       The biographical information regarding the recommended person that would be disclosable under Item 401 of SEC Regulation S-K and information that would be disclosable regarding a related-party transaction or relationship under Item 404 of SEC Regulation S-K;

•       Information as to the recommended person’s beneficial ownership of Company securities;

•       The written consent of the recommended person stating a willingness to serve if elected or appointed and giving consent to the Company to perform a background check;

•       Information explaining how the recommended person likely meets the published Director qualifications criteria and otherwise could further the success of the Company by serving as a Director; and

•       Whether the stockholder consents to be named in proxy materials as having submitted the stockholder recommendation.

How to Contact the Board and its Committees

We have established a process by which stockholders can contact our Board of Directors, the Lead Director, the non-management Directors as a group or any committee of the Board of Directors. To contact any of these parties, you can send an email to communications@sierrahealth.com, or write to either of the following addresses:

Board of Directors Sierra Health Services, Inc. c/o Audit Committee 2724 North Tenaya Way Las Vegas, NV 89128 (overnight mail)	or	Board of Directors Sierra Health Services, Inc. c/o Lead Director P. O. Box 15645 Las Vegas, NV 89114-5645 (regular mail)

•       All concerns and complaints will be received and processed by the Sierra Health Services Corporate Compliance Officer and/or the Company’s Director of Internal Audit.

•       Any communications that such officers deem to be credible and to contain substantive allegations will be reported to the Lead Director and to the Chair of the Audit Committee.

•       Priority will be assigned to communications involving an allegation of a threat to a person, property or the environment, and to ongoing or time-sensitive issues.

•       If you have provided your name, or have received a control number to permit anonymous or confidential treatment, you will receive a response to your communication, by telephone or in writing.

•       The Lead Director or Chair of the Audit Committee will decide whether to forward your communication to other Directors, including the non-management Directors, taking into account the substance of your communication and any request you may have made regarding such dissemination.

To enable Directors to attend the Annual Meeting of Stockholders, the Board has established a practice of scheduling a regular Board meeting to coincide with the Annual Meeting. In 2005, with the exception of one Director, all Directors attended the Annual Meeting of Stockholders.

The following Compensation Committee Report on Executive Compensation, Audit Committee Report and Comparative Stock Performance Graph shall not be deemed filed or incorporated by reference into any other Company filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference into such a filing.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”), which is composed entirely of non-employee Directors who the Board has determined to be independent, operates under a Charter adopted by the Board of Directors. The Charter assigns us responsibility to develop and make recommendations to the Board with respect to the Company’s compensation policies. In addition, we have the authority to determine the compensation to be paid to the Chief Executive Officer (“CEO”) and the Company’s other executive officers. In some cases, compensation decisions with respect to the CEO and certain other executive officers were subject to the approval of our subcommittee, the five members of which all qualify as “outside Directors” for purposes of Section 162(m) of the Internal Revenue Code (discussed below). References to the Committee in this Report include actions relating to 2005 compensation that were authorized by the subcommittee.

The fundamental objectives of the Company’s executive compensation programs are: 1) to attract and retain superior individuals critical to the long-term success of the Company; 2) to promote the achievement of the Company’s annual and long-term strategic goals; 3) to reward performance; and 4) to tie executives’ interests to the success of the Company to further encourage their efforts to increase value to stockholders.

To meet these objectives, the Company’s executive compensation program currently is structured to include base salary, annual bonus, long-term incentive compensation in the form of stock options and/or RSUs and certain retirement, severance, insurance and other benefits. In addition, executives participate in various other benefit programs that are generally available to all employees of the Company, including medical, retirement and employee stock purchase plans. In addition, we may make discretionary bonus awards from time to time in recognition of specific accomplishments.

Total Compensation Levels and Related Committee Determinations

The Committee intends that an executive officer’s targeted compensation will represent competitive compensation as compared to organizations that compete with the Company for executive talent. In this way, the Company’s executive compensation program can promote long-term service by executives, reduce the risk that talented and experienced executives will be recruited away from the Company, and reward outstanding performance. To accomplish this, we generally intend that total direct compensation, payable for achievement of target levels of performance, will be competitive within an average range of compensation payable by comparable companies for comparable positions, with the understanding that performance-based incentive compensation, particularly long-term incentive compensation tied to the value of the Company’s Common Stock, will have the potential to provide above-average compensation when performance exceeds competitive levels. However, with respect to the Chairman of the Board and CEO and President, whose role and performance is critical to the Company, we have set targeted total direct compensation at substantially above average levels. As discussed below, we have taken this approach in view of the CEO’s sustained excellence in leading the Company since its founding, and in particular in view of the outstanding results achieved by the Company in the past four years. This strong performance has resulted in sharply increased performance targets in successive years in this four-year period.

The Company from time to time engages the services of a nationally recognized compensation consulting firm to review its executive compensation program and to survey comparable healthcare companies and published industry averages to help us assess the implementation of its policies. Companies used for comparison purposes in setting compensation are not necessarily the same companies used in the peer groups shown in the performance graph appearing below in this Proxy Statement.

In addition to determining appropriate targeted levels of total direct compensation, we make other key determinations that affect direct compensation, including:

•       The amount of additional compensation that should be paid for performance that exceeds targeted levels to provide an incentive for outstanding performance;

•       The reduced rates of payment of compensation for performance less than targeted levels;

•       The nature of the performance goals and levels of performance set as targets;

•       The allocation of total direct compensation between salary, annual incentive and long-term incentives; and

•       The form in which long-term incentives will be granted.

We consider information concerning the compared companies and industry surveys in making some of these decisions, particularly in assessing the appropriate levels of the different components of compensation. However, our determination of the performance goals we use in our program is driven largely by our assessment, together with the Board, of our own business strategy. We make many of our decisions on compensation for a given year before the year begins or early in the year. In this way, we can set performance goals for executives to achieve in the upcoming year, with actual performance in that year to control the amount of compensation earned.

Cash Compensation

Each year, we review the CEO’s base salary and set the amount. From time to time but not necessarily every year, we ask a compensation consultant to perform an in-depth study and market analysis of the CEO’s total compensation and elements thereof. For other executive officers, we have a consultant prepare a study and market analysis in some cases or review industry and market data developed from other sources relating to specific executive positions. For executive officers other than the CEO, we review such data and consider the recommendation of the CEO in setting the salaries. This determination is a subjective one, giving weight to the ongoing performance of the Company and appropriateness of increases to the salaries of the Company’s leaders. We confer with the CEO closely in assessing each officer’s individual performance, as well as regarding the achievement of Company and individual goals. For all executives, we also consider the Company’s policy governing annual “merit” salary increases for employees generally.

Before the beginning of 2005, the Committee determined to increase the CEO’s salary for 2005 to $1.5 million in view of the Company’s significant turnaround in 2001 through 2004, particularly the dramatic increase in earnings. We authorized increases in the salaries of other named executive officers for 2005 as well, in light of the salary growth in the competitive external market, job responsibilities and long-term performance by the individuals which has contributed to the Company’s performance. For several of the officers, we also took into consideration the fact that salary increases in the previous year were relatively small.

The annual incentive bonus payment for the CEO and the other executive officers under the Company’s Management Incentive Compensation Plan is intended to reward key employee performance for assisting the Company in achieving financial success and maximizing stockholder value. For 2005, the Committee determined that annual incentive bonuses would be payable based on achievement of a targeted level of net income, after taxes, as the primary financial goal, and other goals. These other goals, particularly for employees with responsibilities for subsidiaries and corporate functions, were financial performance as measured by control of general and administrative expenses, improved cash flows, and income before management fees and taxes. Other objectives factored into our 2005 annual incentive calculations were quality of service and quality of care, targets with respect to voluntary employee turnover, and goals with respect to membership growth for managed care. In the case of the CEO, the principal goal was achievement of a targeted level of earnings per share. These objectives were determined and set in an effort to focus the Company on increasing cash flows and earnings, to reduce debt and improve financial ratios, as well as to maximize earnings and stockholder return.  For this purpose, earnings per share were to be measured excluding certain other charges, including acquisition-related, non-operating and unusual charges, and were to be adjusted to eliminate positive and negative effects of acquisitions.

Achievement of the targeted net income level was necessary in order to fund the bonus pool, from which annual incentive bonuses would be paid out. Based on job position, eligible employees are placed into specific categories, each of which is entitled to a payout from the bonus pool up to a maximum amount, expressed as a percentage of base salary. The target annual incentive for the CEO represents a higher percentage of base salary than that for other executive officers, consistent with our view that Company performance more closely reflects the CEO’s individual performance. We authorized a potential target bonus of 100% of base salary for the CEO and amounts ranging from 50% to 90% of base salary for other eligible executive officers, with higher levels of payout authorized for above-target performance.

The Company’s performance in 2005 was very good, resulting in the annual incentive pool becoming funded. In 2005, the Company’s net income after taxes and earnings per share, as adjusted, substantially exceeded the targeted levels  In addition, other performance measures were met at high levels, particularly relating to increasing cash flows, control of general and administrative expense, and operating income. This good performance helped the Company to reduce borrowings and improve its financial strength, which we believe was reflected in strong stock price appreciation in 2005. Accordingly, the annual incentive bonuses paid to named executive officers and other eligible employees under the bonus program generally were well above the target level and consistent with this above-target performance, subject to variation based on the performance of the business unit or function for which an executive had responsibility.

Stock-Based Compensation

The long-term stock-based incentive plans offered by the Company are designed to tie the officers’ interests directly to those of the stockholders. As stated above, we intend that such plans will provide compensation opportunities, resulting from growth in share value, that are potentially above industry averages. For 2005, such long-term incentives were provided under the stockholder-approved provisions of the amended and restated 1995 Long-Term Incentive Plan (the “1995 Plan”). The 1995 Plan authorizes us to use a range of long-term incentive devices to motivate, attract, and retain high quality executive talent. For 2005, we granted a combination of performance-based RSUs and stock options to senior executives, and stock options to other executives and employees. In assessing the form of award to be granted, we have considered the changing accounting treatment of stock options, industry trends shifting away from options to full-value awards, reduced levels of dilution and overhang, our ability to qualify the RSUs for full tax-deductibility under Internal Revenue Code Section 162(m), and the fact that RSUs are economically equivalent to share ownership and therefore directly align the interests of executives with the interests of stockholders. In this regard, we required achievement of earnings per share performance goals in 2005 as well as service-based vesting during 2005 for the RSUs, but required an additional holding period of three years from the date of grant. We concluded to grant options as a portion of the long-term incentive based on our view that options have been a significant incentive driving high performance in the Company. The options granted in 2005 became vested on December 30, 2005.

The Committee generally seeks to grant equity awards to executive officers based on our assessment of the appropriate target level of total direct compensation for the executive and the corresponding value of the long-term compensation component, bearing in mind the objective to weight long-term compensation more heavily and provide an opportunity for above-average compensation to flow from above-average Company performance. To assess equity awards as a component of total compensation, RSUs are valued based on current market prices of the Company’s Common Stock, although we generally apply a discount in this valuation to reflect the vesting and additional holding period of the RSUs, which are factors that reduce value in relation to the trading prices of shares freely transferable in the public markets. With respect to options, we rely in part on accepted option valuation methodologies in assessing the value of options as a component of total direct compensation. We consider other factors as well in making grants, including the individual’s past and current performance, compliance with stock ownership requirements under the Executive Stock Ownership Program and other subjective factors. We generally do not assign any particular weighting to these considerations.

The Executive Stock Ownership Program, which began in 1995, requires that certain stock ownership levels be reached and maintained by executive officers of the Company. Ownership requirements are determined by the executive’s base salary at date of hire or promotion date. Once the initial goal is met after three years, the executive’s ownership requirement is modified annually to tie it to his/her next year’s salary and then-current market prices of the Company’s Common Stock. Longer time periods are allowed for executives to reach required ownership levels if the levels rise due to large stock price movements. Executives, other than the CEO, are required to acquire stock or hold vested stock options equal in value to the executive’s targeted salary. The CEO is required to maintain stock ownership (determined on the same basis) equal in value to four times his target salary.

Other Benefits

As discussed above, the Committee intends that the level of Company benefits be in line with those of comparable publicly traded companies. The scope of the benefit programs for executives in 2005 was not materially changed from the prior year.

Chief Executive Officer Compensation

As discussed above, for 2005, we increased the CEO’s base salary from $1 million to $1.5 million. We maintained the target annual bonus percentage at 100% of the CEO’s salary based on net income after taxes, subject to meeting a specified earnings per share target and upward adjustment if such target and other financial and operating goals were exceeded. Because the Company’s earnings per share goals were exceeded by over 10%, and in view of other financial performance achieved by the Company, we recommended that an annual bonus award be made to the CEO for the year 2005 in the amount of $1,750,000, which was 116.7% of his authorized target bonus.

In addition to earnings per share performance, the other financial performance measures we considered in approving the CEO’s bonus were as follows:

•       Net income exceeded plan target levels by approximately 11%, or over $12 million; and

•       Other Company performance goals were exceeded, as discussed above.

Regarding the CEO, we consider total stockholder return to be an important measure of job effectiveness. As indicated in the accompanying performance graph, the total stockholder return for the past five years has been 84% (annualized), an exceptional record of leadership.

As discussed above, in 2005 the Committee concluded to pay long-term incentive compensation to the CEO in the form of performance-based RSUs and stock options. We granted 48,000 RSUs to the CEO in April 2005, which required achievement of earnings per share goals in the remainder of 2005. These goals were substantially exceeded, and the RSUs became vested in full at the end of 2005. The RSUs must be held for three years from the date of grant before they will be settled by delivery of one share for each RSU, subject to accelerated settlement in certain cases (including a change in control). Our considerations in making this grant are discussed above.

The tables which follow, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

Tax Deductibility of Compensation Under Internal Revenue Code Section 162(m)

In implementing the Company’s compensation programs, our general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code. Section 162(m), under certain circumstances, disallows a public company’s tax deduction for certain compensation paid to the CEO and the four other most highly compensated executive officers serving at year-end to the extent that compensation exceeds $1 million in any tax year. Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap, and therefore remains fully tax deductible. The Committee has taken steps so that annual incentive compensation, stock options and RSUs granted to senior executive officers are subject to performance conditions and can qualify as “performance-based” compensation and, therefore, be fully deductible by the Company. The regulations under Section 162(m) impose a number of technical requirements in order for such compensation to qualify as “performance-based.” In addition, some forms of compensation, such as salary and RSUs with only service-based vesting conditions (i.e., not performance-based), do not currently qualify as “performance-based” compensation. There can be no assurance that compensation in excess of $1 million paid to any executive officer will be fully tax deductible under Section 162(m). In this regard, a portion of the salary paid to the CEO for 2005 was non-deductible under Section 162(m). Preserving deductibility under Section 162(m) is only one of the Committee’s considerations in implementing the Company’s executive compensation program, and generally is not the most important consideration. The Committee (or the Board of Directors) may conclude that compliance with Section 162(m) in connection with any component of compensation interferes with more important objectives of the Company or imposes burdens or costs that outweigh the benefit of preserving full tax deductibility under Section 162(m).

CHARLES L. RUTHE, CHAIRMAN, COMPENSATION COMMITTEE
ALBERT L. GREENE
THOMAS Y. HARTLEY
MICHAEL E. LUCE
WILLIAM J. RAGGIO
ANTHONY L. WATSON

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has the sole authority to retain and set compensation and retention terms for, terminate, oversee, and evaluate the work of the Company’s independent auditors. The independent auditors report directly to the Audit Committee. The Audit Committee operates under a written charter, which was amended and ratified by the Board of Directors on March 14, 2006, a copy of which is attached to this Proxy Statement as Appendix B. The Company’s Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the New York Stock Exchange’s current listing standards.

Management is responsible for the Company’s financial reporting process including its system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the report on the effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP is responsible for auditing and reporting on those financial statements and for providing a separate report on management’s assessment that the Company maintained effective internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to oversee these processes. It is not the duty or the responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.

The Audit Committee has adopted policies and procedures for pre-approval of all audit and permissible non-audit engagements of the independent auditors and the related fees. Under the policy, prior to the engagement of the independent auditors for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each audit and permissible non-audit engagements to the Audit Committee for approval. The fees are budgeted and the Audit Committee receives periodic reports from management and the independent auditors on actual fees versus the budget by type of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the pre-approved budget. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and that the Company maintained effective internal control over financial reporting, and the Audit Committee has reviewed and discussed the audited consolidated financial statements and management’s report on the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP. Therefore, the Audit Committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and that the Company maintained effective internal control over financial reporting and on the representations of Deloitte & Touche LLP included in their reports on the Company’s financial statements, management’s assessment that the Company maintained effective internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting. Furthermore, the Audit Committee’s considerations and discussions with management and Deloitte & Touche LLP do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the Company maintained effective internal control over financial reporting, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that Deloitte & Touche LLP, as represented to the Audit Committee, is in fact “independent.”

The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

Deloitte & Touche LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee reviewed the audit and non-audit fees paid to Deloitte & Touche LLP and also considered whether non-audit services performed by Deloitte & Touche LLP were compatible in maintaining the auditor’s independence.

Based upon the Audit Committee’s discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

CHARLES L. RUTHE, CHAIRMAN, AUDIT COMMITTEE
ALBERT L. GREENE
THOMAS Y. HARTLEY
MICHAEL E. LUCE
ANTHONY L. WATSON

Independent Registered Public Accounting Firm

The accounting firm of Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2005 and 2004. The Deloitte & Touche LLP audit engagement letter sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company and includes a provision for a waiver, to the fullest extent permitted by law, of a trial by jury in any action, proceeding or counterclaim related to the engagement.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed to the Company for services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) which includes Deloitte Consulting, for the 2005 and 2004 fiscal years:

	2005	2004
Audit fees(1)	$934,000	$1,133,000
Audit-related fees(2)	32,000	155,000
Tax fees(3)	36,000	101,000
All other fees(4)	0	0
Total	$1,002,000	$1,389,000

(1)          Audit fees consist of fees for the audit of the Company’s annual financial statements, the review of quarterly financial statements, services rendered in connection with registration of securities and related comfort letters, consents related to SEC registration statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and financial audits of subsidiaries. Audit fees also included fees for professional services rendered for the audit of (i) management’s assessment that the Company maintained effective internal control over financial reporting, and (ii) the effectiveness of the Company’s internal control over financial reporting.

(2)          Audit-related fees consist principally of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the Company with the process for assessing its internal control over financial reporting, and fees for audits of employee benefit plans and consultations on accounting standards and transactions.

(3)          Tax fees for 2005 consisted of fees for tax compliance software and associated training. Tax fees for 2004 consisted principally of fees for assistance with tax compliance, tax advice and tax planning. Tax compliance and tax preparation, which includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, claims for refunds and tax payment-planning services, represented 67% of the total 2004 tax fees.

(4)          There were no other fees and there were no fees paid to Deloitte Consulting during the years ended December 31, 2005 and 2004.

The Audit Committee Charter sets forth the Company’s policy regarding retention of the independent registered public accounting firm, requiring the Audit Committee to review and approve in advance the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services. The Chair of the Audit Committee, or in the absence of the Chair, any member of the Audit Committee designated by the Chair, has authority to approve in advance any lawfully permitted non-audit services. The Audit Committee is authorized to establish other policies and procedures for the pre-approval of such services. Where non-audit services are approved under delegated authority, the action must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the audit-related fees, tax fees or other fees shown in the table above were approved pursuant to the Audit Committee’s preapproval process, as such process was in effect at the time of the approval of the particular fee.

The Audit Committee has considered the compatibility of non-audit services performed by Deloitte with the auditors’ independence. The Audit Committee has concluded that the provision of non-audit services by Deloitte is compatible with that firm maintaining its independence from the Company and its management.

COMPARATIVE STOCK PRICE PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a group of peer companies over the same period (the “2005 Peer Group”) (assuming the investment of $100 in the Company’s Common Stock, the S&P 500 Index and the 2005 Peer Group on December 31, 2000, and reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SIERRA HEALTH SERVICES, INC., THE S&P 500 INDEX
AND A PEER GROUP

*                    $100 invested on 12/31/00 in stock or index—including reinvestments of dividends. Fiscal year ending December 31.

Sierra Health Services—NYSE

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
SIERRA HEALTH SERVICES, INC.	100.00	213.16	316.05	722.37	1,450.26	2,104.21
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
2005 PEER GROUP	100.00	89.79	89.88	129.44	193.72	280.36
2004 PEER GROUP	100.00	79.32	90.77	159.34	181.61	315.30

Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

The 2004 Peer Group (the Old Peer Group) consisted of: Coventry Healthcare, Inc., Health Net, Inc., Humana Inc. and Pacificare Health Systems, Inc., and was the same as the 2003, 2002 and 2001 Peer Groups. In January 2004 and July 2004, UnitedHealth Group, Inc. acquired Mid Atlantic Medical Services, Inc. and Oxford Health Plans, Inc., respectively, which previously had been in the Peer Group.  For 2005, we have enlarged our Peer Group to make up for prior deletions of peer group companies due to mergers and acquisitions. The 2005 Peer Group (the New Peer Group) consists of:  Aetna, Inc., Cigna Corporation, Coventry Healthcare, Inc., Health Net, Inc., Humana Inc., UnitedHealth Group, Inc. and Wellpoint, Inc.  Pacificare Health Systems, Inc., which was in the 2004 Peer Group, was acquired by UnitedHealth Group, Inc. in December 2005.

Compensation of Executive Officers

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2005, 2004 and 2003, of (a) the Chief Executive Officer and (b) each of the four most highly compensated executive officers, other than the Chief Executive Officer (hereinafter collectively referred to as the “named executives”):

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs (#)(4)	All Other Compensation ($)(5)
Anthony M. Marlon, M.D.	2005	1,480,769	1,750,000	209,070	1,442,640	24,000	10,075
Chairman, Chief Executive	2004	1,000,002	2,750,000	—	1,628,400	—	9,423
Officer & President	2003	995,246	2,035,000	—	—	165,000	8,948
Jonathon W. Bunker	2005	423,077	550,000	—	1,081,980	12,000	10,075
Senior Vice President,	2004	351,894	1,000,000	—	1,221,300	—	8,691
Managed Healthcare Div.	2003	317,172	590,100	—	—	95,000	11,951
Frank E. Collins	2005	357,778	508,000	—	721,320	12,000	10,075
Senior Vice President,	2004	302,119	967,900	—	814,200	—	10,300
Legal & Administration &	2003	298,602	565,000	—	—	95,000	10,337
Secretary
Paul H. Palmer	2005	318,258	471,000	—	721,320	12,000	10,075
Senior Vice President,	2004	274,617	896,500	—	814,200	—	9,505
Chief Financial Officer &	2003	272,002	525,800	—	—	95,000	10,746
Treasurer
Laurence S. Howard	2005	283,001	122,000	—	—	5,000	10,075
Senior Vice President,	2004	280,202	233,000	—	—	10,000	9,208
Program Office	2003	277,246	230,900	—	—	25,000	9,363

(1)           Amounts shown include cash compensation earned and received by the named executives as well as amounts earned but deferred at the election of those officers. Bonus amounts earned in a given fiscal year are included in that fiscal year even if paid in the following year.

(2)           The amount shown for Dr. Marlon for 2005 constitutes the value of perquisites. Of that amount, $209,070 was compensation relating to personal aircraft use, the value of which is calculated based on the variable operating costs to the Company resulting from such use, including fuel, catering, maintenance reserves for service-life limited items, landing/ramp fees and other variable costs. Compensation to Dr. Marlon associated with the personal use of the Company’s aircraft for 2004 and 2003 was $21,517 and $30,029, respectively, based on the imputed income to the executive officer resulting from such use. The value of Dr. Marlon’s personal aircraft use in 2004 and 2003 based on variable operating costs would have been $165,196 and $154,327, respectively. The

Company’s aircraft is used primarily for business travel. In accordance with SEC disclosure rules, the table does not include the value of perquisites for an executive if, in a given year, such perquisites total less than the lesser of 10% of salary plus bonus or $50,000. Excluded amounts for 2005 are as follows:  Mr. Bunker, $9,188;  Mr. Collins, $32,280; Mr. Palmer, $36,892; and Mr. Howard, $0. These amounts relate primarily to personal aircraft use and, in the case of Mr. Bunker, the annual fees for a golf club membership. The compensation associated with the club membership reflects the total club dues and required minimums paid. Compensation associated with the personal use of aircraft for Mr. Bunker in 2005 was $0 based on variable operating costs, and for 2004 and 2003 was $4,622 and $0, respectively, based on imputed income and would have been $0 and $0, respectively, based on variable operating costs. Compensation associated with the personal use of aircraft for Mr. Collins in 2005 was $32,280 based on variable operating costs and in 2004 and 2003 was $15,067 and $2,459, respectively, based on imputed income and would have been $35,107 and $0, respectively, based on variable operating costs. Compensation associated with the personal use of aircraft for Mr. Palmer in 2005 was $36,892 based on variable operating costs and in 2004 and 2003 was $18,888 and $2,771, respectively, based on imputed income and would have been $61,324 and $12,672, respectively, based on variable operating costs. Mr. Howard  had no personal use of Company aircraft in 2005, 2004, and 2003.

(3)           The following table shows the RSUs awarded to named executive officers and the number of RSUs that remained subject to a risk of forfeiture at December 31, 2005:

	RSUs Awarded	Per Share Value at	Total Unvested RSUs at December 31, 2005
Name	for 2005 (#)	Grant Date ($)	Number (#)	Value ($)
Anthony M. Marlon, M.D.	48,000	30.06	-0-	0
Jonathon W. Bunker	36,000	30.06	-0-	0
Frank E. Collins	24,000	30.06	-0-	0
Paul H. Palmer	24,000	30.06	-0-	0

RSUs awarded for 2005 were subject to a risk of forfeiture upon termination of employment in certain circumstances until they became vested, which occurred as to 10% of the RSUs on June 30, 2005, and 90% of the RSUs on December 30, 2005. The RSUs generally would become vested on an accelerated basis upon a change in control of the Company. The RSUs are subject to mandatory deferral of settlement until April 21, 2008. RSUs are to be credited with dividend equivalents equal to dividends (if any) paid on Common Stock, which, unless otherwise determined by the Compensation Committee, would be deemed reinvested in additional RSUs and would be subject to the same risk of forfeiture as the underlying RSUs.

(4)           The numbers represent shares underlying options. No stock appreciation rights (“SARs”) were granted or outstanding during the periods covered by the table.

(5)           Amounts in this column were contributed by the Company under the Profit Sharing/401(k) Plan and Trust (the “401(k) Plan”), a defined contribution retirement plan available to the Company’s employees. In accordance with applicable SEC disclosure rules, this table excludes earnings on and other changes in the value of deferred compensation which were neither above-market nor preferential. Named executive officers have non-qualified deferred compensation invested on a notional basis in various investments. The earnings on and other change in value of the named executives’ non-Common Stock notional investments of non-qualified deferred compensation during 2005 were as follows: Mr. Collins, $10,974 and Mr. Palmer, $4,069. In accordance with SEC disclosure rules, this table excludes increases in the value of retirement benefits under the Company’s defined benefit retirement plans. See page 29 below.

Stock Options

The following table contains information concerning the grants of stock options to the named executives during fiscal year 2005:

OPTION/SAR GRANTS IN FISCAL YEAR 2005

	Individual Grants(1)					Potential Realizable Value at Assumed
	Number of Securities Underlying		% of Total Options/SARs Granted to	Exercise or		Annual Rates of Stock Price Appreciation
	Options/SARs		Employees in	Base Price	Expiration	for Option Term
Name	Granted(#)		2005	($/Share)	Date	5%($)	10%($)
Anthony M. Marlon, M.D.	24,000	(2)	5.14%	30.06	4/20/2010	199,164	440,070
Jonathon W. Bunker	12,000	(2)	2.57%	30.06	4/20/2010	99,582	220,035
Frank E. Collins	12,000	(2)	2.57%	30.06	4/20/2010	99,582	220,035
Paul H. Palmer	12,000	(2)	2.57%	30.06	4/20/2010	99,582	220,035
Laurence S. Howard	5,000	(2)	1.07%	30.06	4/20/2010	41,493	91,681

(1)          All options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the option grant date. The exercise price may be paid by the optionee in cash or, if permitted by the Compensation Committee or subcommittee, by surrender of unrestricted shares of the Company’s Common Stock (at their fair market value on the date of exercise).

(2)          These options were granted on April 21, 2005, became vested and exercisable in full on December 30, 2005, and will expire not later than five years after grant. All awards were non-qualified stock options granted pursuant to the Company’s 1995 Plan. No stock appreciation rights were granted with the above awards. Upon a change in control of the Company, as defined in the 1995 Plan, the vesting of the options will be automatically accelerated; provided, however, that the Compensation Committee may exclude a change in control transaction from such acceleration and permit the option to continue to vest in accordance with its original terms. In addition, the options shown above will terminate and may no longer be exercised if the respective optionee ceases to be an employee or Director of the Company, except post-termination exercise periods are specified in the case of death, disability, or other involuntary termination other than termination for “cause.” The options, together with a portion of the gains realized upon exercise of the options during a specified period, will be subject to forfeiture if the optionee engages in competition with the Company, misuses proprietary information of the Company, or fails to assist the Company in litigation. Cashless withholding to satisfy tax obligations may be permitted by the Compensation Committee.

Option Exercises and Holdings

The following table provides information with respect to the named executives concerning the exercise of options during the fiscal year ended December 31, 2005 and unexercised options held as of December 31, 2005:

Aggregated Option/SAR Exercises in Fiscal Year 2005 and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at	Value of Unexercised In-the-Money Options/SARs at
	Shares		FY-End($)	FY-End(#)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable(1)	Unexercisable(1)(2)
Anthony M. Marlon, M.D.	480,000	14,213,325	198,544/55,000	6,645,549/1,852,125
Jonathon W. Bunker	137,082	4,648,155	38,666/47,500	1,029,877/1,599,563
Frank E. Collins	106,000	3,619,203	63,082/47,500	1,852,406/1,599,563
Paul H. Palmer	114,000	3,250,347	40,400/47,500	1,089,069/1,599,563
Laurence S. Howard	87,916	2,641,602	5,000/12,500	49,625/420,938

(1)          None of the options exercised in this table were issued with SARs.

(2)          Based on the closing price of the Common Stock on December 31, 2005 of $39.98 minus the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 regarding outstanding awards and shares remaining available for future issuance under the Company’s compensation plans under which equity securities are authorized for issuance (excluding the 401(k) Plan and similar tax-qualified plans):

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (1) (c)
Equity compensation plans approved by security holders	802,000	$5.38	1,691,000	(2)
Equity compensation plans not approved by security holders(3)	2,448,000	$11.13	3,672,000
Total	3,250,000	$9.71	5,363,000

(1)          All of the shares available for future issuance include: (i) 4,130,000 shares under the 1995 Plan, as amended and restated, issuable as restricted stock or as a bonus; (ii) 256,000 shares under the 1995 Non-Employee Directors’ Stock Plan, as amended and restated, issuable in lieu of Directors’ fees; and (iii) 977,000 shares under the Amended and Restated 1985 Employee Stock Purchase Plan (the “Purchase Plan”), which may be sold directly to employees at a discount. Shares other than those under the Purchase Plan may also be issued in connection with options, warrants and rights.

(2)          Includes 977,000 shares remaining available for future issuance under the Purchase Plan, of which 158,000 were issued in January 2006.

(3)          The 1995 Plan was approved by stockholders in 1995, with additional shares authorized by stockholders in 1998. Subsequent amendments to the 1995 Plan by the Board of Directors reserved additional shares for the 1995 Plan, resulting in 2,006,000 shares in column (a) and 3,422,000 shares in column (c) at December 31, 2005. The Compensation Committee of the Board of Directors, which is permitted to delegate authority in limited circumstances, administers the 1995 Plan. The 1995 Plan authorizes grants of incentive and non-qualified stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock (including in lieu of other payment obligations), dividend equivalents, and other stock-based awards. The Compensation Committee sets vesting and forfeiture terms of awards. To date, the Company has granted primarily options and deferred stock (designated as restricted stock units) under the 1995 Plan. Options must have an exercise price of at least 100% of the fair market value of the Company’s Common Stock on the grant date, and generally have a term not exceeding ten years. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock and restricted stock units granted under the 1995 Plan are generally to be settled only in shares, and are subject to a risk of forfeiture upon termination of employment for a specified period, except more favorable terms apply to termination due to death, disability and in other specified cases. The 1995 Plan provides that most awards will become vested upon a change in control of the Company.

The 1995 Non-Employee Directors’ Stock Plan (the “Directors’ Plan’’), as amended and restated, was approved by stockholders in 1995. Subsequent amendments to the Directors’ Plan by the Board of Directors reserved additional shares for the Directors’ Plan, resulting in 442,000 shares in column (a) and 250,000 shares in column (c) at December 31, 2005. The Directors’ Plan is administered by the Board of Directors. The Directors’ Plan was modified by the Board of Directors in December 2005 to authorize the automatic grant of restricted stock units to each newly elected non-employee Director and thereafter annually to each eligible non-employee Director. Previously granted options under the Directors’ Plan have an exercise price of 100% of the fair market value of the Common Stock on the grant date, and expire at the earlier of ten years after grant, one year after termination of service due to death, disability, or retirement, or six months after other terminations (subject to extension if death occurs during the post-termination exercise period). Options become exercisable at 20% per year beginning one year after grant. Restricted stock units granted under the Directors’ Plan generally would vest four years after grant, with one-half of the vested RSUs to be settled at the time of vesting and one-half of the RSUs required to be held by the Director until retirement or other termination of service. Vesting of shares, options and units, are subject to acceleration in the case of death or disability, at a specified date near an optionee’s 78th birthday, or in connection with certain change in control transactions. Shares may be exercised after termination only to the extent vested at termination, unless otherwise determined by the Board. The Directors’ Plan also permits discretionary grants by the Board, with vesting and forfeiture terms set by the Board. The exercise price may be paid in cash or by surrender of previously acquired shares. The Directors’ Plan also permits Directors to elect to receive fees in the form of unrestricted shares of the Company’s Common Stock or to defer fees in the form of deferred shares, with the number of such shares or deferred shares calculated by dividing the replaced or deferred fees by the then-fair market value of a share of the Company’s Common Stock.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The Company has entered into employment agreements with its CEO and other senior executive officers and the Chief of Staff. Each of these agreements currently has a term extending until December 31, 2007. Under the agreements, the employee may voluntarily terminate employment upon 60 days notice. The Company may terminate the employee’s employment, with or without cause, in accordance with the Company’s usual policies and procedures. The agreements provide that, in the event of a termination by the Company without cause, a severance payment will be paid in the amount of 24 months salary to the CEO, and amounts up to 18 months salary to other executives and the Chief of Staff. In addition, in the case of any termination of employment other than for cause, the Company will generally provide health care benefits for a period equal to the length of the employee’s service or until the employee is eligible for Medicare, whichever occurs first. The agreements provide that a disability must continue for a specified period of time, up to a maximum of 12 months, before the Company may terminate the employee’s employment. In the event of a change in control of the Company, the CEO will be entitled to terminate employment and receive a payment equal to four times his salary and target annual incentive. For executives other than the CEO and the Chief of Staff, if a change in control is not approved by the Board of Directors, or if a change in control is approved by the Board but, within two years after the change in control, the executive is terminated without cause, demoted, provided reduced compensation or required to relocate, the executive will be entitled to receive a payment equal to a multiple of salary and target annual incentive compensation. Such multiple will be approximately three in the case of senior executives, and lower multiples for less senior executives. In the case of the Chief of Staff, in the event of a change in control of the Company, she will be entitled to terminate employment and receive a payment equal to four times base salary and target annual incentive compensation as in effect in January 2001 under the employment agreement governing her former service as President and Chief Operating Officer. In addition, under each employment agreement, if “golden parachute” excise taxes apply to compensation paid by the Company, the Company will provide a gross-up payment sufficient to cause the after-tax value of the compensation and the gross-up payment to the executive to be the same as if no such excise tax had applied. The employment agreements contemplate annual adjustments in compensation based on job duties, performance goals and objectives, and other reasonable standards deemed appropriate by the Compensation Committee. The agreements restrict each executive’s use and disclosure of confidential information, interference with the Company’s business relationships and competition with the Company, including an agreement that, for a one-year period following any termination of employment, the executive is prohibited from working for any competitor which operates in Nevada.

As described in footnote 2 to the table entitled Option/SAR Grants In Fiscal Year 2005, the exercisability of options granted to named executives is accelerated in the event of certain changes in control of the Company.

Supplemental Executive Retirement Plan

The following table shows the approximate amounts of annual retirement income that would be payable under the Supplemental Executive Retirement Plan (the “Supplemental Plan”) to executives covered by it, based on various assumptions as to final average compensation and years of service, assuming benefits are paid out over 15 years and assumptions as to the balances of defined contribution accounts which are offsets that reduce the benefit levels under the Supplemental Plan:

	Estimated Annual Benefits Based on Credited Years of Service of
Final Average Compensation	5 Years	10 Years	15 Years	20 Years	30 Years
$ 300,000	$49,219	$84,375	$105,469	$150,000	$150,000
500,000	82,031	140,625	175,781	250,000	250,000
700,000	117,961	209,344	274,148	416,500	416,500
1,000,000	168,516	299,063	391,641	595,000	595,000
1,300,000	219,070	388,781	509,133	773,500	773,500
2,000,000	334,313	587,250	758,813	857,576	857,576
2,500,000	417,891	734,063	948,516	1,071,970	1,071,970
2,900,000	484,753	851,513	1,100,278	1,243,485	1,243,485
3,300,000	551,616	968,963	1,252,041	1,415,000	1,415,000
3,600,000	601,763	1,057,050	1,365,863	1,640,000	1,640,000
3,900,000	651,909	1,145,138	1,479,684	1,865,000	1,865,000

Final average compensation generally means the average of the three highest years of compensation out of the last five years, with compensation being generally the amounts reported as salary and bonus in the Summary Compensation Table.

The Company’s Supplemental Plan provides retirement benefits for selected executive officers. Under the Supplemental Plan, which is a non-qualified plan, each executive selected for participation generally will be entitled to receive annual payments, following retirement, disability or certain other terminations of employment, for a 15-year period, equal to 3.75% of his or her “final average compensation” (as defined) for each year of service credited to the executive up to 20 years, reduced by an amount equal to the annualized payout over a 15-year period that would be payable to the executive as a result of Company contributions under qualified plans of the Company, including the current 401(k) Plan, and under the Deferred Compensation Plan, but not reduced for social security payments or other offsets. The table above includes the estimated amount of this reduction in annual benefit based on account balances at December 31, 2005. The amount of such reduction will vary for each executive and will vary due to fluctuations in the investment returns and value of those accounts. An executive’s right to benefits under the Supplemental Plan vests when five years of service have been credited, or earlier upon the executive’s death or disability, or upon occurrence of a change in control (defined in the same way as under other compensatory plans). Upon the death of the executive, benefits will be payable for the 15-year period to the executive’s beneficiary. Benefits will begin after retirement at or after age 65, a termination at or after age 55 if the executive has ten years of credited service, or a termination due to disability. In the case of other terminations (except a termination for “cause,” as defined) prior to a change in control, benefits will begin at the later of termination or the date the executive would have completed ten years of service but for the termination.

Each of the executives named in the Summary Compensation Table above has been selected for participation in the Supplemental Plan. The credited years of service for such named executives are as follows: Dr. Marlon, 33 years; Mr. Bunker, 17 years; Mr. Collins, 23 years; Mr. Palmer, 16 years and Mr. Howard, 22 years. An additional year of service will be credited in the event of a termination within six years after a change in control, and the year of service for the year of the change in control will be deemed completed at the time of the change in control. An executive’s or beneficiary’s benefits are payable in a lump sum in certain circumstances, including following a change in control.

Other executives of the Company participate in the Supplemental Plan. In addition, other executives participate in the Company’s Supplemental Executive Retirement Plan II (“Plan II”). The terms of Plan II are substantially the same as those of the Supplemental Plan except that annual benefits are calculated at a rate reduced by one-third from the level of benefits under the Supplemental Plan. Thus, the amounts of annual retirement income shown in the above table, reduced by one-third, represent the estimated benefits generally available under Plan II, subject to variations in individual benefits resulting from the offset for the value of account balances resulting from Company contributions under certain defined contributions plans, as discussed above.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee, each of whom is a non-employee Director, are Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson. The members of the Compensation subcommittee are Messrs. Greene, Hartley, Luce, Ruthe and Watson.

Mr.  Raggio, who is not a member of the subcommittee, is a stockholder of Jones-Vargas, a Nevada law firm which during 2005 rendered legal services to the Company for which it was paid approximately $212,000. The legal fees paid to Jones-Vargas for services rendered in 2005 increased because a law firm that the Company had previously engaged merged with Jones-Vargas in late 2004.

Director Compensation

Directors who are not officers or employees of the Company are paid $24,000 per annum, plus a $1,000 meeting fee for the first 2 hours, and $500 for each additional hour, for meetings attended. The Chairman of the Audit Committee is paid an annual retainer of $5,000. The Chairmen of the Compensation Committee and the Nominating and Governance Committee are each paid annual retainers of $2,000. In addition, the Lead Director is paid a $2,000 annual retainer. Directors are also paid $1,000 for attendance at each of the Compensation Committee and Nominating and Governance Committee meetings. The members of the Audit Committee are paid $1,000 for the first hour, and $500 for each additional hour, for attendance at Audit Committee meetings. This policy applies to Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson.

As in effect in 2005, the Directors’ Plan provided for an annual grant to each non-employee Director of an option to purchase 20,000 shares of Common Stock. Such grants were made automatically on the date on which a person is first elected to the Board of Directors and on each January 20 thereafter (unless the initial grant occurred within four months prior to such date). The options’ exercise price per share is equal to the fair market value of a share on the date of grant. Such options become exercisable (i) as to 20% of the underlying shares on each of the first five anniversaries of the date of grant, (ii) at the date six months prior to the expiration of a Director’s term, if such Director continues to serve through such date and will reach age 78 before the expiration of the term, or (iii) immediately (a) if the Director ceases to serve due to death or disability, or (b) upon a change in control more than six months after grant. The options expire at the earliest of (i) ten years after grant, (ii) one year after the optionee ceases to serve as a Director due to death, disability or retirement or (iii) six months after the optionee ceases to serve as a Director for any other reason (the post-termination period is extended for up to one year if the optionee dies during such period). Options not exercisable at or before the time a Director ceases to be a Director are canceled. The Directors’ Plan also permits a non-employee Director to elect to forego cash fees that are otherwise payable and receive instead the equivalent value in shares of Common Stock or credits of “deferred stock” that will be settled at a future date by issuance of Common Stock.

The Board has amended and restated the Directors’ Plan, subject to stockholder approval at the 2006 Annual Meeting. See “ITEM NO. 2—APPROVAL OF THE COMPANY’S AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ STOCK PLAN” below. The amendment would permit the Board to grant restricted stock units instead of options. Subject to stockholder approval, the Board has approved an annual grant of 4,000 RSUs to each non-employee Director in 2006. The 4,000 RSUs generally would vest four years after grant, with one-half of the vested RSUs to be settled at the time of vesting and one-half of the RSUs required to be held by the Director until retirement or other termination of service. Vesting is subject to acceleration in the event of death, disability, mandatory retirement, and change in control of the Company. If the proposed amendment and restatement of the Directors’ Plan is approved, no stock options would be granted under the Directors’ Plan for 2006.

Ms. MacDonald is a non-officer employee of the Company and, therefore, is not compensated separately for her service as a Director. Until February 2001, she served as President and Chief Operating Officer of the Company, at which time she assumed part-time duties in the capacity of Chief of Staff. She is compensated under the terms of an employment agreement, the term of which extends until December 31, 2007. The agreement provides for base salary, currently at the rate of $233,539 per year, with eligibility for an annual incentive payment, the target level of which is equal to 100% of salary, subject to the Company meeting the specified financial and related targets applicable to executive officers under the Management Incentive Plan. Because these performance goals were met and exceeded for 2005, and in view of other performance achieved by the Company, the Compensation Committee recommended that an annual incentive award be made to Ms. MacDonald for the year 2005 in the amount of $243,000, which was approximately 104.1% of her potential target annual incentive award. In addition, the Compensation Committee authorized a grant of 24,000 RSUs and 12,000 stock options to Ms. MacDonald in 2005, with the terms of these awards, including vesting terms and exercise price of the options, the same as the RSUs and options granted to the named executive officers. Ms. MacDonald received no perquisites in 2005. Other terms of Ms. MacDonald’s employment are similar to those of senior executives described above, including participation in compensatory plans for executives (except that she began receiving her Supplemental Plan benefit in 2001 and the Company has made no future benefit contributions to that plan on her behalf) and employees. Certain terms of Ms. MacDonald’s employment agreement are described above.

During 2005, Mr. Ruthe also received $8,000 in Director’s fees for his service as Chairman of the Board of HPN.

Directors are subject to stock ownership guidelines that call for Directors to reach and maintain ownership of the Company’s Common Stock equal to at least two times the amount of the annual retainer.

Certain Relationships and Related Transactions

For information concerning Certain Related Transactions with respect to Mr. Raggio, please refer to “Compensation Committee Interlocks and Insider Participation.”

Jeannine A. Zeller, the adult daughter of Dr. Marlon, our CEO, was an employee of the Company, serving as Director, Health Services, of Sierra Military Health Services, LLC (“SMHS”). During 2005, she earned an aggregate annual compensation of $217,829, which included a severance payment consistent with other employees of SMHS. Dr. Marlon’s adult son, Robert Marlon, is an employee of the Company, serving as Project Manager, Customer Service Operations. During 2005, he earned an aggregate annual compensation of $84,755.

From time to time, the Company places a portion of its available cash reserves in various investments. These investments have included equity participation and high yield trust deeds for commercial acquisition and/or development of land by unrelated third party developers and entities formed to invest in land that may be resold to developers. Licensed mortgage brokers are the source of proposals for such transactions and make proposals not only to the Company but to other investors. A committee of the Chief Financial Officer and other executives reviews and considers the terms based upon internally-developed guidelines and recommends whether to make the investments, or not, based on its view of the merits of the project and developer. The Company generally attempts to invest slightly more than a majority in each loan that the committee determines is appropriate. The notes are secured by deeds of trusts and generally by the personal guarantee of the developer. Dr. Marlon, Mr. Collins, Mr. Palmer, Ms. MacDonald, Mr. Bunker, and certain other senior executives and employees of the Company, along with other unrelated third-party investors, also invest their personal funds in some of the same trust deeds. At December 31, 2005, the Company had approximately $45.0 million invested in trust deed mortgage notes. The Company’s investments in trust deed mortgage notes are with numerous independent borrowers and are secured by real estate in several states. During 2005, the Company invested a total of $39.4 million in new trust deed investments, some of which were repaid during the year. Through the first three months of 2006, the Company has invested an additional $29.4 million in new trust deed investments.

ITEM NO. 2—APPROVAL OF THE COMPANY’S AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ STOCK PLAN

On March 14, 2006, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the 1995 Non-Employee Directors’ Stock Plan (the “Directors’ Plan”). The Directors’ Plan has been an important means by which we have attracted and retained qualified persons to serve as non-employee Directors. The Directors’ Plan also has promoted ownership by such Directors of a greater proprietary interest in the Company, which has the effect of aligning their interests more closely with the interests of our stockholders.

The Board is seeking stockholder approval of the amended and restated Directors’ Plan in order to meet requirements of the New York Stock Exchange, and in conformity with corporate governance best practices.

Changes to the Directors’ Plan

The amendment and restatement of the Directors’ Plan makes the following significant changes:

•       Restricted Stock Units (“RSUs”) are added as a form of award that may be granted to Directors.

•       Automatic grants of stock options are ended, effective for 2006.

•        Stock options remain authorized as a type of award under the Directors’ Plan, and can be granted in the future at the Board’s discretion.

•       The amount of RSUs to be granted to each non-employee Director each year will be determined by the Board.

•        The Board’s initial policy, for 2006, is set out in the Directors’ Plan, providing for a grant of 4,000 RSUs to each eligible Director who was serving on January 20, 2006, subject to stockholder approval of the Directors’ Plan.

•        A grant of RSUs will also be made to any new non-employee Director who joins the Board. The number of RSUs to be granted will be determined by the Board. This replaces automatic grants of stock options made to new non-employee Directors under the current terms of the Directors’ Plan.

•       The vesting and forfeiture terms of RSUs will be determined by the Board.

•        The RSUs authorized for grant in 2006 will vest on the fourth anniversary of the grant date, subject to earlier vesting in the event of death, disability, retirement under the mandatory retirement policy in our Bylaws or a change in control.

•        Once the RSUs granted in 2006 become vested, one-half of the RSUs will be settled immediately and the other half will remain as stock units until the Director’s retirement or other termination of service, except RSUs generally will be settled at the time of a change in control, and RSUs held by a Director who retires under our mandatory retirement policy will be settled one year after retirement (or earlier at the regular vesting date or upon a change in control).

•       A Director can elect to defer settlement of RSUs that otherwise would be settled at vesting until the Director’s termination of service.

•       Other changes to the Plan:

•        Language is added to provide for compliance with Section 409A of the Internal Revenue Code regulating deferred compensation, as required under new IRS regulations.

•        Shares delivered under awards may be authorized and unissued shares rather than treasury shares currently required for certain awards. The treasury shares requirement will no longer be necessary to comply with NYSE listing rules.

•        Delegation of authority to management to perform administrative functions is made explicit.

•        Provisions relating to compliance with Rule 16b-3 are updated, relaxing restrictions no longer necessary to ensure compliance.

Summary of Principal Terms of the Directors’ Plan

The following is a brief description of the other material terms of the Directors’ Plan, as proposed to be amended and restated. The description is qualified in its entirety by reference to the full text of the amended and restated Directors’ Plan, a copy of which is attached to this Proxy Statement as Appendix C.

The Directors’ Plan generally provides for equity awards, in the form of options and RSUs, that may be granted to Directors who are not employees of the Company or any subsidiary. It also provides an opportunity for these Directors to forego cash fees and instead receive shares of the Company’s Common Stock or defer cash fees in the form of Deferred Stock. Currently, all Directors other than Dr. Marlon and Ms. MacDonald qualify as non-employee Directors, totaling six in number.

Stock options granted under the Directors’ Plan are non-qualified stock options having an exercise price equal to 100% of the fair market value of the Company’s Common Stock at the date of grant. Options have a maximum term of ten years, subject to earlier termination following termination of the Director’s service if specified in the award terms set by the Board at grant. A Director may pay the exercise price of an option in cash, by surrendering previously acquired shares of the Company’s Common Stock, or, in a feature being added by this amendment, by directing the Company to withhold upon exercise of the option a number of shares having a value equal to the exercise price then being paid.

An RSU granted under the Directors’ Plan is a right of the Director to receive, at a specified future date, one share of the Company’s Common Stock for each RSU being settled. If dividends are declared and paid on the Common Stock, the holder of an RSU would receive dividend equivalent amounts, which remain subject to the same risk of forfeiture as the original RSUs. RSUs do not carry voting rights until shares are issued in settlement of the RSUs.

On March 27, 2006, the reported closing price of the Company’s Common Stock in New York Stock Exchange Composite Transactions was $40.93 per share.

The form of awards granted under the Directors’ Plan, and the vesting and forfeiture terms, will be determined by the Board. However, options and RSUs generally will become vested upon the occurrence of a change in control, subject to limited exceptions. A change in control means an event in which (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting securities of the Company. Options and RSUs generally will not be transferable otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death, and options will be exercisable during the Director’s lifetime only by the Director, except that the Company may permit transfers of options and RSUs for estate planning purposes on a case-by-case basis. Directors are not required to pay any cash consideration at the time of grant of options or RSUs.

The Directors’ Plan also permits a non-employee Director to elect to receive fees otherwise payable in cash in the form of the Company’s Common Stock, or receive such fees in the form of “deferred stock.”  A Director may make such an election for up to the full amount of the fees payable to him or her, including annual retainer fees and fees for service on Board committees (see “Director Compensation”). If a Director elects to receive fees in the form of Common Stock, the Company will issue a number of shares having an aggregate fair market value equal to the fees that are payable. Such Common Stock is non-forfeitable. If a Director elects to receive fees in the form of deferred stock, the Company will credit a deferral account established for the Director with a number of shares of deferred stock equal in fair market value to the fees payable at such date. Like RSUs, deferred stock represents a contractual right of the Director to receive shares from the Company at a future date. Unlike RSUs, however, deferred stock is not forfeitable. If dividends are declared and paid on Common Stock, dividend equivalents will be credited on the deferred stock then credited to a Director’s account, and such amounts may be deemed to be reinvested in additional deferred stock. Deferred stock will be settled by delivery of an equal number of shares of Common Stock to the Director in accordance with the Directors’ deferral election.

Shares Reserved and Available

The proposed amendment and restatement of the Directors’ Plan would not increase the shares reserved and available under the Plan.  A total of 1,080,000 shares of the Company’s Common Stock have been reserved for issuance under the Directors’ Plan. At March 21, 2006, 413,283 shares were subject to outstanding options under the Directors’ Plan; no shares were subject to other outstanding awards; and approximately 256,000 shares remained available for future awards under the Directors’ Plan (treating the RSUs authorized for grant in 2006 as not yet outstanding for this purpose).

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options and other equity awards is presented above under the caption  “EQUITY COMPENSATION PLAN INFORMATION.”  Based on our equity award plans in effect and outstanding awards at March 21, 2006, the total number of shares available for future issuance under all equity compensation plans (excluding the Employee Stock Purchase Plan) is as follows:

Shares subject to outstanding awards—all plans	2,807,516
Shares available for future equity awards—all plans	4,411,825
Total shares	7,219,341
Percentage of outstanding shares*	12.2%

*                    Shares outstanding include all Common Stock outstanding at March 21, 2006 plus issuance of all unissued shares reserved under continuing plans (including upon exercise of outstanding options).

Shares that may be delivered under the Directors’ Plan may be authorized and unissued shares or treasury shares. If any stock option expires without having been exercised in full, the shares subject to the unexercised portion of the option will again be available for issuance under the Directors’ Plan. Likewise, if any RSU is forfeited, the shares that would have been delivered in settlement of the RSU will again be available for awards under the Plan. The aggregate number and kind of shares issuable under the Directors’ Plan, the number and kind of shares subject to any pre-authorized grant, the number and kind of shares subject to outstanding options and the exercise price thereof or subject to outstanding RSUs or deferred stock, and the kind of shares to be issued in lieu of fees will be appropriately adjusted in the event of a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, stock dividend, certain other extraordinary dividends, liquidation, dissolution, or other similar corporate transaction or event affecting Common Stock, in order to prevent dilution or enlargement of Directors’ rights under the Directors’ Plan.

Administration; Plan Amendments; Effectiveness

The Directors’ Plan is administered by the Board of Directors, provided that any action by the Board shall be taken only if approved by vote of a majority of the Directors who are not then eligible to participate in the Directors’ Plan. Day-to-day administration of the Directors’ Plan is performed by executive officers. The Directors’ Plan may be amended, altered, suspended, discontinued or terminated by the Board without stockholder approval, unless required by law or regulation or deemed advisable. Although most amendments that substantially increase the Company’s costs under the Directors’ Plan would require stockholder approval, the increase in cost would not by itself trigger a stockholder approval requirement. Under New York Stock Exchange rules, any “repricing” of outstanding options under the Directors’ Plan would be subject to stockholder approval. Without the consent of a participant, no amendment or alteration may materially impair a participant’s rights under a previously granted award.

The amendment and restatement of the Directors’ Plan will be deemed effective as of January 1, 2006, but only if stockholders approve it at the 2006 Annual Meeting. Unless earlier terminated by the Board, the Directors’ Plan will terminate when no shares under the Directors’ Plan remain available and the Company and Directors have no further rights and obligations under the Directors’ Plan.

New Plan Benefits Table

The following table sets forth the number of RSUs that will be granted to non-employee Directors as a group under the Directors’ Plan in 2006 upon stockholder approval of the amended and restated Directors’ Plan:

NEW PLAN BENEFITS
1995 Non-Employee Directors’ Stock Plan
As Amended And Restated

Name and Position	Number of RSUs
Non-employee Directors (6 in number)	24,000

If stockholders disapprove the amended and restated Directors’ Plan, these awards will be cancelled and the Directors’ Plan would remain in effect under its current terms. It is not possible at present to determine the number of shares that will be issuable under the Directors’ Plan to non-employee Directors who receive fees in the form of the Company’s Common Stock or deferred stock in 2006. Future grants of options and RSUs, and future issuances of Common Stock in lieu of fees or deferred stock upon deferral of fees, cannot be determined at this time.

Federal Income Tax Implications of the Directors’ Plan

The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the Directors’ Plan.

The grant of an option will create no federal income tax consequences for the participant or the Company. Upon exercising an option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. A disposition of shares acquired upon exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains.

Awards of deferred stock and RSUs will be structured under the Directors’ Plan to meet applicable requirements under Internal Revenue Code Section 409A. In the usual case, no restriction on transferability or substantial risk of forfeiture will apply to amounts distributed to a participant, so the participant will recognize ordinary income equal to the fair market value of shares actually received. Thus, for example, if the Company grants an award of RSUs that has vested or permits deferral of receipt of shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually distributed. If a restriction on transferability and substantial risk of forfeiture applies to shares actually distributed to a participant, the participant would recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and in order for the participant to avoid tax penalties.

The foregoing provides only a general description of the application of federal income tax laws to awards under the Directors’ Plan. This discussion is intended for the information of stockholders considering how to vote at the 2006 Annual Meeting and not as tax guidance to participants in the Directors’ Plan, as the tax consequences may vary with the types of awards made, the identity or tax residence of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Directors’ Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail taxes imposed under state, local or foreign tax laws.

Vote Required for Approval

Approval of the Directors’ Plan will require the affirmative vote of a majority of the votes cast at the 2006 Annual Meeting, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR Item No. 2 to approve the amended and restated 1995 Non-Employee Directors’ Stock Plan.

ITEM NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors of the Company for the year ending December 31, 2006. Although not required to do so, the Board has determined that it would be desirable to request ratification of this appointment by the holders of Common Stock of the Company. If such ratification is not received, the Audit Committee will reconsider the appointment. Representatives of Deloitte & Touche LLP are expected to be present at the 2006 Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors considers Deloitte & Touche LLP to be well-qualified, and the Board of Directors unanimously recommends that the stockholders vote FOR Item No. 3 to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers and persons who beneficially own more than 10% of the Company’s outstanding Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5, and to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, the Company’s Directors and executive officers and beneficial owners of more than 10% of the Company’s outstanding Common Stock complied with all Section 16(a) reporting requirements in a timely fashion during the fiscal year ended December 31, 2005.

OTHER MATTERS

On the date 45 days before the anniversary of the mailing date of the Company’s proxy statement for the 2005 Annual Meeting of Stockholders, the Company had not received notice of any proposal to be submitted by a stockholder for a vote at the 2006 Annual Meeting or notice invoking cumulative voting as to which the persons voting the proxies would exercise discretionary authority. If, however, any further business should properly come before the 2006 Annual Meeting, the proxy holders named on the accompanying proxy card, or their substitutes, will vote on such business in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

Any proposal that a stockholder intends to present at the 2007 Annual Meeting of Stockholders of the Company, expected to be held in May 2007, must be received by the Secretary of the Company at its principal executive offices (2724 North Tenaya Way, Las Vegas, Nevada 89128 for overnight mail and P.O. Box 15645, Las Vegas, Nevada 89114-5645 for regular mail) no later than December 15, 2006, for inclusion in the Company’s Proxy Statement and proxy for that meeting and must be otherwise in compliance with applicable SEC regulations. If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders of the Company but does not seek to have the proposal included in the Company’s Proxy Statement and proxy, for purposes of the SEC regulations, notice must be received by the Company at its principal executive offices no later than March 1, 2007. Use of certified mail is suggested.

ANNUAL REPORT TO STOCKHOLDERS

The Company’s 2005 Annual Report to Stockholders, which includes financial statements for the fiscal year ended December 31, 2005, accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy materials.

It is important that proxies be returned promptly. Therefore, stockholders are urged to fill in, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Frank E. Collins
Secretary
Dated: April 14, 2006

APPENDIX A

Sierra Health Services, Inc.

Director Independence Standards

(Excerpts from Corporate Governance Guidelines)

The Board of Directors of Sierra Health Services, Inc. has adopted “Corporate Governance Guidelines” (the “Guidelines”) which may be viewed on the Internet at http://www.sierrahealth.com.  The Guidelines provide a basis for determining that individual Directors are “independent,” meaning that the Director has no material relationship with Sierra, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of Sierra. This determination, to be made annually, helps assure the quality of the Board’s oversight of management, reduces the possibility of damaging conflicts of interest, and complies with the listing standards of the New York Stock Exchange (“NYSE”) applicable to Sierra.

The NYSE requires a listed company to disclose in its proxy statement its specific categorical standards of Director independence. An excerpt from Section 4 of our Guidelines is reprinted below, setting forth our categorical standards for Director independence:

*  *  *

An individual Director is “independent” if the Board determines that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. This determination, to be made annually, will help assure the quality of the Board’s oversight of management, reduce the possibility of damaging conflicts of interest, and comply with NYSE listing standards.

(1)         Objective Factors Demonstrating Director Independence. Absent unusual circumstances, a Director meeting all of the following guidelines will be deemed to be independent (Note: Subsections (a), (b) and (c) constitute the stated NYSE standards of Director “independence.”):

[Subsections 1(a), (b), and (c) omitted.]

(d)          For the current year and the preceding three years, the Director and immediate family members:

•       Have not had a transaction or relationship with the Company triggering disclosure under Item 404(a) or (b) of Regulation S-K under the Securities Exchange Act of 1934. Note: A charitable organization that employs the Director will be treated as a business entity and Company contributions to it will be treated as payments in applying Item 404(b)(2).

•       Have not had an “interlocking” relationship of the type required to be disclosed under Item 402(j)(3) of Regulation S-K.

(2)         Subjective Determination of Director Independence. If a Director meets the standards of Section 1(a), (b) and (c) but either fails to meet the standard in Section 1(d) above or, in the view of the Nominating and Governance Committee or the General Counsel of the Company, other circumstances should be specifically considered by the Board in determining the Director’s independence, the Board may make a subjective determination as to whether the Director qualifies as independent. The Board should consider the following factors in making this subjective evaluation of Director independence:

(a)           Any facts and circumstances that could reasonably be expected to improperly influence the Director’s exercise of judgment.

A-1

(b)          Whether the Director would or would not qualify under other standards relating to independence, including as:

•       A “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act;

•       An “outside Director” as defined in regulations under Section 162(m) of the Internal Revenue Code; and

•       Definitions of Director independence adopted by other national securities exchanges and standards of independence endorsed by persons and groups addressing corporate governance issues, including institutional investors.

(c)           Countervailing considerations that tend to show that the Director would not face any impairment in fulfilling his or her fiduciary duty of loyalty.

[Subsections 3, 4, and 5 omitted.]

These guidelines are intended to provide a workable and understandable process for establishing the independence of Directors. Independence will be established if a Director meets objective standards that are based on the NYSE’s stated independence standards and on information generally accessible to stockholders and potential investors. If a Director does not meet all of the objective standards, no further consideration of the issue will be needed if the Director has failed to qualify under the objective NYSE standards. If, however, the Director meets the NYSE standards but was the subject of a related-party transaction disclosure, the Board may examine the Director’s circumstances and make a subjective determination as to his or her independence.

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APPENDIX B

SIERRA HEALTH SERVICES, INC.

Audit Committee Charter

The purpose of this Charter is to set forth the composition, duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Sierra Health Services, Inc. (the “Company”).

I.                   Committee Purpose

The Committee is appointed by the Board to assist the Board in fulfilling its responsibilities. The Committee’s primary duties and responsibilities are to:

•       Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•       Monitor the independence and performance of the Company’s independent auditors and internal audit department.

•       Foster open communication by meeting periodically and separately as needed with the independent auditors, management, the internal audit department and the Board.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management or the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.              Committee Composition

The Committee shall be comprised solely of three or more of the Directors of the Company, each of whom shall be an independent Director within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange, and shall be free from any material relationship with the Company. The members shall be appointed by the Board of Directors annually. The Chair shall be selected by the members of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

III.         Meeting Schedule

The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event fewer than four times per year.  A majority of the members shall constitute a quorum.  The Chair may call special meetings as circumstances require. In the absence of the Chair, the members of the Audit Committee may designate a Chair for the meeting by vote of a majority of the members present.

The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary.

IV.         Committee Responsibilities and Duties

A.             Review Procedures

The Committee shall:

1.                 Review and discuss with management and the independent auditors the Company’s financial statements to be included in the Company’s annual and quarterly reports and the accompanying disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial disclosures in such reports, prior to the filing of such Reports with the SEC.

2.                 Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.                 In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.                 Oversee the Company’s disclosure controls and procedures, including applicable internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding of assets, and, where applicable, shall oversee the correction of internal controls by management to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors’ report on, and attestation to, management’s evaluation of internal controls for financial reporting, when those reports are required by SEC rules.

5.                 Review with financial management and the independent auditors the types of information to be disclosed and the type of presentation to be made for both the Company’s earnings press releases and the earnings guidance provided to analysts and rating agencies.

6.                 Review management’s report on internal controls and the independent auditors’ attestation on management’s assertions as required by Section 404 of the Sarbanes-Oxley Act.

7.                 Review the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the financial statements.

8.                 Discuss the Company’s policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial risk exposures and the steps management has undertaken to control them.

9.                 Review and discuss with management all Section 302 and 906 certifications required by the Sarbanes-Oxley Act.

10.          Review and assess the adequacy of this Charter at least annually.

B.              Independent Auditors

The Committee shall:

1.                 Have sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the work of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.                 Review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services. The Chair of the Committee, or in the absence of the Chair any member of the Committee designated by the Chair, shall have authority to approve in advance any lawfully permitted non-audit services. Approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services. Any non-audit services that are not approved by the Committee shall be reported to the full Committee at its next regularly scheduled meeting.

3.                 At least annually, obtain and review a report by the independent auditors describing:  (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the firm and the Company.

4.                 Review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.                 Review the independent auditors’ audit plan—discuss scope, staffing locations, reliance upon management, and internal audit, and the general audit approach.

6.                 Prior to the announcement of the Company’s year-end earnings, discuss the results of the audit with the independent auditors, including any audit problems or difficulties such as any restrictions on the scope of the independent auditors’ activities or on access to requested information, and management’s response thereto. Discuss with the independent auditors any other matters required to be brought to the Committee’s attention under applicable auditing standards (e.g., SAS 61 and Independent Standards Board No. 1) and resolve any disagreements between the independent auditors and management.

7.                 Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

C.              Management Letter

The Committee shall review the independent auditors’ annual letter to management regarding any weaknesses in internal controls and constructive service suggestions for improvements in financial or operating matters. The Committee shall require management to prepare a response to such letter for review by the Committee.

D.             Internal Audit Department and Legal Compliance

1.                 The Committee shall:

(a)           Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

(b)          Review the appointment, performance, and replacement of the senior internal audit executive.

(c)           Review significant reports prepared by the internal audit department together with management’s response and follow-up on these reports.

(d)          On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

2.                 The Director of Internal Audit shall report to the Audit Committee functionally and to the Chief of Staff administratively.

E.              Other Committee Responsibilities

The Committee shall:

1.                 Approve procedures for the approval of all related-party transactions involving the Company’s executive officers and Directors.

2.                 Establish clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor.

3.                 Perform a self-assessment and provide it to the Board of Directors on an annual basis.

4.                 Review periodically the Company’s Code of Business Conduct and Ethics and shall have the sole authority to grant waivers of the Company’s Code of Business Conduct and Ethics to the Company’s Directors and executive officers.

5.                 Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

6.                 Monitor the Ethics Hot Line activities.

7.                 Annually prepare a report to stockholders as required by the SEC’s rules and regulations. The report should be included in the Company’s annual proxy statement.

8.                 Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities. The minutes of all meetings should be available to the Board.

9.                 Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

This Audit Committee Charter was revised and approved by the Audit Committee at its meeting on February 16, 2006 and was ratified by the Board on March 14, 2006.

APPENDIX C

SIERRA HEALTH SERVICES, INC.
1995 NON-EMPLOYEE DIRECTORS’ STOCK PLAN
As Amended and Restated as of January 1, 2006

1.    Purpose.   The purpose of this 1995 Non-Employee Directors’ Stock Plan (the “Plan”) of Sierra Health Services, Inc. (the “Company”) is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee Directors of the Company and to promote ownership by such Directors of a greater proprietary interest in the Company, thereby aligning such Directors’ interests more closely with the interests of stockholders of the Company.

2.    Definitions.   In addition to terms defined elsewhere in the Plan, the following terms are defined as set forth below:

(a)   “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder (including proposed regulations and other applicable guidance) and successor provisions and regulations thereto.

(b)   “Change in Control” means a transaction or event in which, after the effective date of the Plan, (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting power of outstanding voting securities of the Company.

(c)   “Deferred Stock” means the credits to a Participant’s deferral account under Section 8, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

(d)   “Disability” means the Participant has a physical or mental impairment that is permanent or of long duration rendering the Participant unable to perform the duties of a Director.

(e)   “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

(f)    “Fair Market Value” of Stock means, as of any given date, the closing sale price of a share of Stock reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such closing price was reported for such date, for the most recent trading day prior to such date for which such closing price was reported.

(g)   “Option” means the right, granted to a Director under Section 6, to purchase a specified number of shares of Stock at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

(h)   “Participant” means a Director of the Company who is granted an Option or who receives fees in the form of Stock or defers fees in the form of Deferred Stock under the Plan.

(i)    “Restricted Stock Units” or “RSUs” means share units awarded to a Participant under Section 7, where each share unit represents a right to receive, upon settlement of the award, one share of Stock.

(j)    “Retirement” means a Participant ceasing to serve as a Director at or after reaching the maximum age permitted for election as a Director under Section 3.02 of the Amended and Restated Bylaws, other than due to death.

(k)   “Stock” means the Common Stock, $.005 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 9.

3.    Shares Available Under the Plan.   Subject to adjustment as provided in Section 9, the total number of shares of Stock reserved and available for issuance or delivery under the Plan is 1,080,000. Such shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant. For purposes of the Plan, shares that may be purchased upon exercise of an Option or delivered in settlement of RSUs or Deferred Stock will not be considered to be available after such Option or RSUs have been granted or Deferred Stock credited, except for purposes of issuance or delivery in connection with such Option, RSUs or Deferred Stock; provided, however, that, if an Option expires for any reason without having been exercised in full, the shares subject to the unexercised portion of such Option will again be available for issuance or delivery under the Plan, and shares subject to RSUs that have been forfeited will again be available for issuance and delivery under the Plan.

4.    Administration of the Plan.   The Plan will be administered by the Board of Directors of the Company; provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the Directors who are not then eligible to participate in the Plan. Executive officers of the Company shall perform day-to-day administrative tasks under the Plan, and in so doing shall have full authority to take actions in furtherance of this delegation of authority, except such actions shall remain subject to Board approval if they would result in significant expense to the Company or confer a significant benefit upon one or more Participants under the Plan, or if the Board otherwise directs that a particular action hereunder be subject to approval of the Board.

5.    Eligibility.   Each Director of the Company who, on any date on which an Option is to be granted under Section 6 or an RSU is to be granted under Section 7 or on which fees are to be paid which could be received in the form of Stock or deferred in the form of Deferred Stock under Section 8, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to be granted an Option under Section 6 or to be granted RSUs under Section 7 or receive fees in the form of Stock or defer fees in the form of Deferred Stock under Section 8. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6.    Options.   Options will be granted as provided in this Section 6, at specified dates in 2006 and thereafter, in accordance with a specific policy or other authorization of the Board. An Option granted under this Section 6 will authorize the purchase of a specified number of shares of Stock, subject to adjustment as provided in Section 9. The Board may authorize such grants to be made (i) to a person who is first elected or appointed to serve as a member of the Board of Directors of the Company after the effective date of the Plan, on the date of such election or appointment, if such Director is eligible to be granted an Option at that date, and/or (ii) to each member of the Board of Directors of the Company on a specified date if such Director is eligible to be granted an Option at that date. In addition, the Board of Directors may from time to time authorize other grants of Options, at such times, in such amounts, and to such Directors who may then be eligible under Section 5, as the Board may determine in its discretion.

Options will be subject to the following terms and conditions:

(a)   Exercise Price. The exercise price per share of Stock purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

(b)   Option Expiration. A Participant’s Option will expire at the earlier of (i) ten years after the date of grant, (ii) one year after the date the Participant ceases to serve as a Director of the Company due to death, Disability, or Retirement, or (iii) six months after the Participant ceases to serve as a Director of the Company for any reason other than death, Disability or Retirement; provided, however, that if the Participant dies during the one year after ceasing to serve as a Director due to Disability or Retirement or during the six months after ceasing to serve as a Director for reasons other than Disability or Retirement, the expiration shall be delayed until the earlier of one year after the Participant’s death or ten years after the date of grant of the Option.

(c)   Exercisability. Each Option will become cumulatively exercisable as to 20% of the shares of Stock subject to such Option on each anniversary of the date of grant; provided, however, that a Participant’s Option, to the extent it has not previously become exercisable, will become immediately exercisable in full (i) at the time the Participant ceases to serve as a Director due to death or Disability, (ii) at the date six months prior to the expiration of  the Participant’s term of office as a Director during which term the Participant reaches the maximum age permitted for election as a Director under Section 3.02 of the Amended and Restated Bylaws, or (iii), in the case of an Option granted six months or more prior to a Change in Control, upon such Change in Control; and further provided, that unless otherwise determined by the Board of Directors, a Participant’s Option may be exercised after the Participant ceases to serve as a Director only to the extent that the Option was exercisable at or before the date he or she ceased to be a Director.

(d)   Method of Exercise. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of shares of Stock to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares of Stock already owned by the Participant, or direction to the Company to withhold shares issuable upon exercise, having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of such methods of payment.

(e)   Modified Terms of Discretionary Options. In the case of Options granted in the discretion of the Board of Directors in 2006 or thereafter, the Board may provide for longer post-termination exercise periods than those specified in Section 6(b), but not extending more than ten years after the date of grant of the Option, and otherwise may provide for expiration at times earlier than the times specified in Section 6(b), and may provide for exercisability of such an Option at times earlier or later than those specified in Section 6(c), subject to Section 10.

7.    RSUs.   RSUs will be granted as provided in this Section 7 in accordance with a policy or policies established from time to time by the Board specifying the Directors or classes of Directors to be granted such awards, the number of RSUs to be granted, and the time or times at which RSUs will be granted. RSUs granted under this Section 7 will become vested and non-forfeitable at such dates as may specified by the Board, and will have such other terms as may be established by the Board.

(a)   Initial Grant Policy for RSUs. The initial policy for RSU grants under this Section 7, effective in 2006 only (unless otherwise determined by the Board, including a determination to change this policy in 2006 or not to change it but instead to leave it in effect after 2006) shall be as follows:

(i)            Automatic RSU Grants.

(A)       RSUs will be granted, in such number as shall be determined by the Company’s Board of Directors, to a person who is first elected or appointed to serve as a member of the Board on or after January 1, 2006, on the date of such election or appointment, if such Director is eligible to be granted RSUs at that date, and/or

(B)        4,000 RSUs will be granted to each member of the Board of Directors on January 20, 2006 if such Director is eligible to be granted RSUs at that date.

The number of RSUs to be automatically granted under this Section 7(a)(i) is subject to adjustment in accordance with Section 9.

(ii)        Vesting, Settlement and Forfeiture Terms.  All of the RSUs shall vest and become non-forfeitable on the fourth anniversary of the date of grant, subject to the following:

(A)       Except as otherwise provided in subsections (B) and (C), one-half of the vested RSUs will be settled at the time of vesting and one-half will be settled upon the Participant’s termination of service as a Director, subject to any valid deferral under Section 7(c).

(B)        In the event of a Change in Control or termination of the Participant’s service as a Director due to death or Disability, the RSUs, if not previously vested or forfeited, shall immediately vest and become non-forfeitable, and shall be settled at that time except to the extent that settlement must be delayed under Code Section 409A (this would be the case if the RSUs are not exempt from Code Section 409A and the Change in Control does not constitute a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Code Section 409A(a)(2)(A)(v)).

(C)        In the event of termination of the Participant’s service as a Director due to Retirement by the Participant, the RSUs, if not previously vested or forfeited, shall immediately vest and become non-forfeitable in full, and shall be settled in full at the earlier of the date one year after such Retirement, the fourth anniversary of the date of grant, or the date the RSUs would have been settled upon a Change in Control under subsection (B) above.

Unless otherwise determined by the Board, RSUs that have not vested at or before the time of termination of the Participant’s service as a Director will cease to vest and will be forfeited upon such termination.

(b)   Dividend Equivalents. Unless otherwise determined by the Board, dividend equivalents will be credited on RSUs as follows:

(i)            Ordinary Cash Dividends. If the Company declares and pays a dividend on Stock in the form of an ordinary cash dividend, dividend equivalents will not be immediately paid or credited to the Participant, but at the time the RSUs are to be settled hereunder, the aggregate amount of such dividends that would have been paid or payable had the RSUs to be settled instead been outstanding shares of Stock at each relevant record date since the initial grant of such RSUs will be paid as an additional cash payment (without interest) at the time of such settlement.

(ii)        Stock Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or forward share split equal to the number of RSUs credited to the Participant as of the record date for such dividend or split multiplied by the number of additional shares actually paid as a dividend or issued in such split in respect of each share.

(iii)    Other Dividends and Distributions. If the Company declares and pays a dividend or distribution on Stock that is an extraordinary cash dividend or in the form of property other than additional shares of Stock, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or distribution equal to (A) the number of RSUs credited to the Participant as of the record date for such dividend or distribution multiplied by (B) the amount of cash plus the fair market value of any such property paid as a dividend or distribution on each share at such payment date, divided by (C) the Fair Market Value of a share of Stock at such dividend payment date.

Any RSUs credited under this Section 7(b) shall be subject to the same terms, including risk of forfeiture and settlement terms, as applied to the RSUs on which the dividend equivalent was paid. The foregoing notwithstanding, the Board may provide for an adjustment under Section 9 in lieu of crediting additional RSUs under Section 7(b)(ii) or (iii), and conversely shall take into account the benefits resulting to the Participant under this Section 7(b) in making any adjustments under Section 9.

(c)   Settlement of RSUs. RSUs shall be settled at the time specified by the Board in its policy or other authorization of the grant of RSUs. The foregoing notwithstanding, settlement of RSUs will be deferred if the Director has validly elected to defer settlement by filing an election with the Company by the deadline specified in Section 8(a) with respect to Deferred Stock or any other deadline then permissible under Code Section 409A. In addition, the deferral elections permitted under Section 8(e) will apply also to RSUs, including the right to elect, during 2006, to defer the settlement of RSUs granted in 2006 (except to the extent such RSUs would become settleable under the Plan in 2006). Elections as to the time of settlement of deferred RSUs shall specify only distribution dates as may then be permitted by the Company for Deferred Stock. The Company will provide a form or forms of election which will permit a Director to make appropriate elections with respect to all relevant matters under this Section 7. This election form may be included in the document evidencing the grant of RSUs. Regardless of any deferral election, RSUs will remain forfeitable until the risk of forfeiture lapses. Thereafter, although the award may still be referred to as an RSU for purposes of the Plan, it will be non-forfeitable (such a non-forfeitable award may instead be referred to as “stock units” or some other appropriate designation).

(d)   Form of Settlement of RSUs.  RSUs will be settled by delivery of one share of Stock for each RSU then being settled, together with cash in lieu of any fractional share remaining at a time that less than one whole RSU is credited to Participant’s account.

8.    Receipt of Stock or Deferred Stock in Lieu of Fees.   Each Director of the Company may, in lieu of receipt of fees in his or her capacity as a Director (including annual retainer fees for service on the Board, fees for service on a Board committee, fees for service as chairman of a Board committee, and any other fees paid to Directors) in cash, receive such fees in the form of Stock or defer receipt of such fees in the form of Deferred Stock in accordance with this Section 8; provided, however, that such Director is eligible to do so under Section 5 at the date any such fee is otherwise payable.

(a)   Elections. Each Director who elects to receive fees for a given calendar year in the form of Stock or to defer fees in the form of Deferred Stock for such year must file an irrevocable written election with the Secretary of the Company on or before such filing deadline as may be specified by the Secretary; provided, however, that (i) any newly elected or appointed Director may file an election to defer fees not later than 30 days after the date such person first became a Director, in which case such election shall apply to fees payable for services performed after the date of such filing, (ii) elections by a Participant (other than a newly elected or appointed Director) to defer fees payable in 2005 or thereafter in the form of Deferred Stock will be deemed timely only if filed by December 31 of the year preceding the year in which the fees to be deferred would otherwise be paid, and (iii) any Participant may elect to receive fees in the form of Stock (not involving a deferral of compensation) at any time permitted by the Secretary of the Company. An election by a Director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the Director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 8(a). The election must specify the following:

(i)            A percentage of fees to be received in the form of Stock or deferred in the form of Deferred Stock under the Plan; and

(ii)        In the case of a deferral, the period or periods during which settlement of Deferred Stock will be deferred (subject to any limitations as may be specified by the Company at the time the deferral election is made).

(b)   Payment of Fees in the Form of Stock. At any date on which fees are payable to a Participant who has elected to receive such fees in the form of Stock, the Company will issue to such Participant, or to an account maintained by a third party and designated by such Participant, a number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees, or as nearly as possible equal to the fees (but in no event greater than the fees), that would have been payable at such date but for the Participant’s election to receive Stock in lieu thereof. If the Stock is to be credited to an account maintained by the Participant and to the extent reasonably practicable without requiring the actual issuance of fractional shares, the Company shall cause fractional shares to be credited to the Participant’s account. If fractional shares are not so credited, any part of the Participant’s fees not paid in the form of whole shares of Stock will be payable in cash to the Participant (either separately or included in a subsequent payment of fees, including a subsequent payment of fees subject to an election under this Section 8).

(c)   Deferral of Fees in the Form of Deferred Stock. The Company will establish a deferral account for each Participant who elects to defer fees in the form of Deferred Stock under this Section 8. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Deferred Stock, the Company will credit such Participant’s deferral account with a number of shares of Deferred Stock equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant’s election to defer receipt of such fees in the form of Deferred Stock. The amount of Deferred Stock so credited shall include fractional shares calculated to at least three decimal places.

(d)   Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Stock, a Participant to whom Deferred Stock is then credited in a deferral account shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of shares of Deferred Stock (including any fractional share) credited to his or her deferral account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited to the Participant’s deferral account in the same manner as specified under Section 7(b) with respect to RSUs, unless otherwise determined by the Company.

(e)   Settlement of Deferred Stock. The Company will settle the Participant’s deferral account by delivering to the Participant (or his or her beneficiary) a number of shares of Stock equal to the number of whole shares of Deferred Stock then credited to his or her deferral account (or a specified portion in the event of any partial settlement), together with cash in lieu of any fractional share remaining at a time that less than one whole share of Deferred Stock is credited to such deferral account. Such settlement shall be made at the time or times specified in the Participant’s election filed in accordance with Section 8(a); provided, however, that in 2006, a Participant may file an election changing the distribution date for any deferral under the Plan in 2006 or earlier, provided that this election may only specify a distribution at or after vesting and only in 2007 or thereafter (electing a time and manner of distribution then permitted under the Plan) and will not apply in any circumstance that would, but for the new election, result in a distribution in 2006; and provided further, that a Participant may in 2007 or thereafter further defer settlement of Deferred Stock in accordance with all of the provisions and requirements of Section 409A(a)(4)(C) (electing a time and manner of distribution then permitted under the Plan).

(f)    Designation of Beneficiary. Each Participant may designate one or more beneficiaries to receive the amounts distributable from the Participant’s deferral account under the Plan in the event of such Participant’s death, and the terms of any such distribution, on forms provided by the Company. The Company may rely upon the beneficiary designation last filed in accordance with this Section 8(f).

(g)   Non-forfeitability. The interest of each Participant in any fees paid in the form of Stock or Deferred Stock (and any deferral account relating thereto) at all times will be non-forfeitable.

9.    Adjustment Provisions.

(a)   Corporate Transactions and Events. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, other special, large, and non-recurring dividend, liquidation, dissolution, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Stock and otherwise equitable, in (i) the number and kind of shares of Stock remaining available for issuance under the Plan, (ii) the number and kind of shares of Stock to be subject to any automatic grant of an Option under Section 6 and any automatic grant of RSUs under Section 7 under any grant policy of the Board then in effect (subject to the right of the Board to change such policy at any time), (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and/or the exercise price per share thereof (provided that no fractional shares will be issued upon exercise of any Option), (iv) the number and kind of shares subject to outstanding RSUs, including shares issuable in settlement thereof (if applicable) under Section 7, (v) the kind of shares of Stock to be issued in lieu of fees under Section 8, and (vi) the number and kind of shares of Stock to be issued upon settlement of Deferred Stock under Section 8. The foregoing notwithstanding, adjustments shall be made hereunder in such manner as the Board deems necessary or appropriate to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding Options, RSUs and Deferred Stock, and of potential grants of Options and RSUs under any Board policy then in effect.

(b)   Insufficient Number of Shares. If at any date an insufficient number of shares of Stock are available under the Plan for any automatic grant of Options or RSUs or the receipt of fees in the form of Stock or deferral of fees in the form of Deferred Stock at that date, RSUs will first be automatically granted proportionately to each eligible Director in accordance with any Board policy providing for such grants as then in effect, to the extent shares are then available and otherwise as provided in Section 7, and then Options will be automatically granted proportionately to each eligible Director in accordance with any Board policy providing for such grants as then in effect, to the extent shares are then available (provided that no fractional shares will be issued upon exercise of any Option) and otherwise as provided under Section 6, and then, if any shares remain available, fees shall be paid in the form of Stock or deferred in the form of Deferred Stock proportionately among Directors then eligible to participate to the extent shares are then available and otherwise as provided under Section 8.

10. Changes to the Plan.   The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or RSUs or pay fees in the form of Stock or Deferred Stock under the Plan without the consent of stockholders or Participants, except that any amendment or alteration will be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option, RSUs or any previous payment of fees in the form of Stock or deferral of fees in the form of Deferred Stock.

11. General Provisions.

(a)   Agreements. Options, RSUs, Deferred Stock, and any other right under the Plan may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board of Directors may from time to time approve.

(b)   Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in connection with any Option, in payment of any Directors’ fees, or in settlement of RSUs or Deferred Stock in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c)   Limitations on Transferability. Options, RSUs, Deferred Stock, and any other right under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death), and will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative; provided, however, that Options, RSUs and Deferred Stock (and rights relating thereto) may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant for purposes of the Participant’s estate planning, and rights relating thereto may be exercised by such transferees in accordance with the terms thereof, but only if and to the extent then consistent with the registration of the offer and sale of shares of Stock related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. Options, RSUs, Deferred Stock, and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

(d)   Compliance with Rule 16b-3.

(i)            Compliance Generally. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Board shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if such transaction will not result in actual liability under Section 16(b). The Board may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(ii)        Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities (including derivative securities) acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(e)   Continued Service as an Employee. If a Participant ceases serving as a Director of the Company and, immediately thereafter, is employed by the Company or any subsidiary of the Company, then, solely for purposes of Sections 6(b) and (c), such Participant will not be deemed to have ceased service as a Director at that time and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director.

(f)    No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Director of the Company.

(g)   No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such Participant (or person) or his or her account maintained by a third party or, in the case an Option, such Option is validly exercised in accordance with Section 6.

(h)   Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Directors as it may deem desirable.

(i)    Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Nevada General Corporation Law and other laws (including those governing contracts) of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

12. Stockholder Approval Effective Date, and Plan Termination.   The Plan became effective May 16, 1995, upon its approval by stockholders of the Company. This amendment and restatement of the Plan shall be effective as of January 1, 2006 (the “2006 Amendment”), but shall be subject to the condition that the stockholders of the Company have approved it by the affirmative vote of a majority of the votes cast at the 2006 Annual Meeting of Stockholders, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal . Transactions under the Plan before 2006 were subject to the terms of the Plan as then in effect, except that Sections 8(a) and 8(e) in the 2006 Amendment were effective as of January 1, 2005. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 23, 2006

10:00 a.m.

CHAIRMAN’S AUDITORIUM AT THE
SIERRA HEALTH SERVICES CORPORATE COMPLEX
2716 North Tenaya Way
Las Vegas, Nevada 89128

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 23, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each of the Director Nominees and “FOR” Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Anthony M. Marlon, M.D. and Thomas Y. Hartley, or either of them acting singly in the absence of the other, each with full power of substitution, the Proxies of the undersigned to represent the undersigned and vote all of the shares of said Common Stock held of record by the undersigned at March 27, 2006, or which the undersigned otherwise would be entitled to vote at the Annual Meeting of Stockholders to be held May 23, 2006 and at any adjournments or postponements thereof.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Each of the Director Nominees and FOR Items 2 and 3.

1. Election of directors: Two year terms:	01 Albert L. Greene 02 Erin E. MacDonald	03 Charles L. Ruthe	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number of the withheld nominee(s) in the box provided to the right.)

2.	To approve the amended and restated Sierra Health Services, Inc. 1995 Non-Employee Directors’ Stock Plan.		☐ For	☐ Against	☐ Abstain
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006.		☐ For	☐ Against	☐ Abstain
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR ITEMS 2 AND 3.

Address Change? Mark Box ☐	Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.